Published CUSIP Numbers: 74587JAA2, 74587JAB0
CREDIT AGREEMENT
Dated as of
JULY 23, 2014
among
PULTEGROUP, INC.,
as Borrower,
BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and an L/C Issuer,
and
The Other Lenders Party Hereto
JPMORGAN CHASE BANK, N.A.,
as Syndication Agent

THE ROYAL BANK OF SCOTLAND PLC,
SUNTRUST BANK,
and
CITIBANK, N.A.,
as Co-Documentation Agents

BNP PARIBAS,
COMERICA BANK,
and
PNC BANK, NATIONAL ASSOCIATION,
as Managing Agents

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
J.P. MORGAN SECURITIES LLC,
RBS SECURITIES INC.,
and
SUNTRUST ROBINSON HUMPHREY, INC.,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS
Section    Page
Article I. Definitions and Accounting Terms- 1 -
1.01Defined Terms    - 1 -
1.02Other Interpretive Provisions    - 24 -
1.03Accounting Terms    - 24 -
1.04Rounding    - 25 -
1.05Times of Day; Rates    - 25 -
1.06Letter of Credit Amounts    - 25 -
Article II. The Commitments and Credit Extensions- 26 -
2.01Committed Loans    - 26 -
2.02Borrowings, Conversions and Continuations of Committed Loans    - 26 -
2.03Letters of Credit    - 27 -
2.04Swing Line Loans    - 35 -
2.05Prepayments    - 38 -
2.06Termination or Reduction of Commitments    - 39 -
2.07Repayment of Loans    - 39 -
2.08Interest    - 39 -
2.09Fees    - 40 -
2.10Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate    - 41 -
2.11Evidence of Debt    - 41 -
2.12Payments Generally; Administrative Agent’s Clawback    - 42 -
2.13Sharing of Payments by Lenders    - 43 -
2.14Increase in Commitments.    - 44 -
2.15Cash Collateral.    - 45 -
2.16Defaulting Lenders    - 46 -
Article III. Taxes, Yield Protection and Illegality- 48 -
3.01Taxes    - 48 -
3.02Illegality    - 52 -
3.03Inability to Determine Rates    - 53 -
3.04Increased Costs; Reserves on Eurodollar Rate Loans    - 54 -
3.05Compensation for Losses    - 55 -
3.06Mitigation Obligations; Replacement of Lenders    - 56 -
3.07Survival    - 56 -
Article IV. Conditions Precedent To Credit Extensions- 56 -
4.01Conditions of Initial Credit Extension    - 56 -
4.02Conditions to all Credit Extensions    - 58 -
Article V. Representations and Warranties- 59 -
5.01Financial Condition    - 59 -
5.02No Material Change    - 59 -
5.03Organization and Good Standing    - 59 -
5.04Due Authorization    - 59 -
5.05No Conflicts    - 59 -

5.06Consents    - 60 -
5.07Enforceable Obligations    - 60 -
5.08No Default    - 60 -
5.09Liens    - 60 -
5.10Indebtedness    - 60 -
5.11Litigation    - 60 -
5.12Taxes    - 60 -
5.13Compliance with Law    - 60 -
5.14ERISA    - 60 -
5.15Subsidiaries    - 61 -
5.16Use of Proceeds    - 62 -
5.17Government Regulation    - 62 -
5.18Environmental Matters    - 62 -
5.19Intellectual Property    - 63 -
5.20Solvency    - 63 -
5.21Investments    - 63 -
5.22Disclosure    - 63 -
5.23Licenses, Etc    - 63 -
5.24Burdensome Restrictions    - 63 -
5.25Labor Contracts and Disputes    - 64 -
5.26Broker’s Fees    - 64 -
5.27OFAC    - 64 -
5.28Anti-Corruption Laws    - 64 -
Article VI. Affirmative Covenants- 64 -
6.01Information Covenants    - 64 -
6.02Financial Covenants    - 68 -
6.03Preservation of Existence and Franchises    - 68 -
6.04Books and Records    - 68 -
6.05Compliance with Law    - 68 -
6.06Payment of Taxes and Other Indebtedness    - 68 -
6.07Insurance    - 69 -
6.08Maintenance of Property    - 69 -
6.09Performance of Obligations    - 69 -
6.10Use of Proceeds    - 69 -
6.11Audits/Inspections    - 69 -
6.12Additional Credit Parties    - 69 -
6.13Anti-Corruption Laws    - 69 -
6.14Stock Exchange Listing    - 70 -
Article VII. Negative Covenants- 70 -
7.01Indebtedness    - 70 -
7.02Liens    - 70 -
7.03Nature of Business    - 71 -
7.04Consolidation and Merger    - 71 -
7.05Sale or Lease of Assets    - 71 -
7.06Sale and Leaseback    - 71 -
7.07Advances, Investments and Loans    - 72 -
7.08Transactions with Affiliates    - 72 -

7.09Fiscal Year; Organizational Documents    - 72 -
7.10No Limitations    - 72 -
7.11No Other Negative Pledges    - 72 -
7.12Other Indebtedness    - 72 -
7.13Borrowing Base Limitations    - 73 -
7.14Sanctions    - 73 -
7.15Anti-Corruption Laws    - 73 -
Article VIII. Events of Default and Remedies- 73 -
8.01Events of Default    - 73 -
8.02Remedies Upon Event of Default    - 75 -
8.03Application of Funds    - 76 -
Article IX. Administrative Agent- 77 -
9.01Appointment and Authority    - 77 -
9.02Rights as a Lender    - 77 -
9.03Exculpatory Provisions    - 77 -
9.04Reliance by Administrative Agent    - 78 -
9.05Delegation of Duties    - 78 -
9.06Resignation of Administrative Agent    - 79 -
9.07Non-Reliance on Administrative Agent and Other Lenders    - 80 -
9.08No Other Duties, Etc    - 80 -
9.09Administrative Agent May File Proofs of Claim    - 80 -
Article X. Miscellaneous- 81 -
10.01Amendments, Etc    - 81 -
10.02Notices; Effectiveness; Electronic Communication    - 82 -
10.03No Waiver; Cumulative Remedies; Enforcement    - 84 -
10.04Expenses; Indemnity; Damage Waiver    - 85 -
10.05Payments Set Aside    - 87 -
10.06Successors and Assigns    - 87 -
10.07Treatment of Certain Information; Confidentiality    - 92 -
10.08Right of Setoff    - 93 -
10.09Interest Rate Limitation    - 93 -
10.10Counterparts; Integration; Effectiveness    - 93 -
10.11Survival of Representations and Warranties    - 93 -
10.12Severability    - 94 -
10.13Replacement of Lenders    - 94 -
10.14Governing Law; Jurisdiction; Etc    - 95 -
10.15Waiver of Jury Trial    - 96 -
10.16No Advisory or Fiduciary Responsibility    - 96 -
10.17Electronic Execution of Assignments and Certain Other Documents    - 96 -
10.18USA PATRIOT Act    - 97 -
10.19Time of the Essence    - 97 -
SIGNATURES    - S-1 -

SCHEDULES
1.01    Existing Letters of Credit
2.01    Commitments and Applicable Percentages
5.09    Existing Liens
5.10    Existing Indebtedness
5.11    Litigation
5.15    Subsidiaries
5.21    Investments
5.25    Labor Contracts and Disputes
10.02    Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of
A    Committed Loan Notice
B    Swing Line Loan Notice
C    Note
D    Compliance Certificate
E-1    Assignment and Assumption
E-2    Administrative Questionnaire
F    Guaranty
G    Opinion Matters
H    Forms of U.S. Tax Compliance Certificates

v

CREDIT AGREEMENT
This CREDIT AGREEMENT (this “Agreement”) is entered into as of July 23, 2014 among PULTEGROUP, INC., a Michigan corporation (“Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.
Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I.Definitions and Accounting Terms
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Acquisition” means, by any Person, the acquisition by such Person of the Equity Interests or all or substantially all of the assets of another Person, whether or not involving a merger or consolidation with such Person.
“Additional Credit Party” means each Person that becomes a Guarantor after the Closing Date, as provided in Section 6.12 or otherwise.
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Credit Documents, or any successor administrative agent.
“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as Administrative Agent may from time to time notify to Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Credit Agreement.
“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.16. If the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt to Capitalization Ratio as set forth below:

Level	Debt to Capitalization Ratio	Base Rate Applicable Rate	Eurodollar Rate Applicable Rate	Unused Fee
1	< 25%	0.125%	1.125%	0.200%
2	> 25% - < 35%	0.250%	1.250%	0.250%
3	> 35% - < 45%	0.500%	1.500%	0.300%
4	> 45%	1.000%	2.000%	0.350%

Any increase or decrease in the Applicable Rate resulting from a change in the Debt to Capitalization Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Rate in effect from the Closing Date until adjusted as set forth herein shall be determined based upon Pricing Level 1.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means, collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, RBS Securities Inc., and SunTrust Robinson Humphrey, Inc., each in their capacity as joint lead arranger and joint book manager.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by Administrative Agent.
“Audited Financial Statements” means the audited consolidated balance sheet of Borrower and its Subsidiaries for the fiscal year ended December 31, 2013, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such fiscal year of Borrower and its Subsidiaries, including the notes thereto.
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus one half of one percent (1/2 of 1%), (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the one-month Eurodollar Rate plus one percent (1.0%). The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.01.
“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.
“Borrowing Base” means, from time to time, the sum of the following amounts (without duplication), all as reflected from time to time in accordance with GAAP consistently applied in the consolidated balance sheet of Borrower:

(a)    one hundred percent (100%) of the Credit Parties’ Unrestricted Cash in excess of $25,000,000;
(b)    ninety percent (90%) of the Net Housing Unit Proceeds due to any Credit Party at closing as a result of the consummation of the sale of any Housing Unit, which Net Housing Unit Proceeds have been paid to the closing agent handling such sale but which have not yet been received by such Credit Party; provided, however, that if, and to the extent that, such Net Housing Unit Proceeds which are reported as outstanding on the last day of any fiscal quarter of Borrower are not received by such Credit Party on or before the tenth (10th) day following the end of any such fiscal quarter, such Net Housing Unit Proceeds shall not be included in the Borrowing Base;
(c)    ninety percent (90%) of the Net Book Value of all Housing Units Under Contract;
(d)    eighty-five percent (85%) of the Net Book Value of all Housing Units (including model Housing Units) that are not Housing Units Under Contract;
(e)    seventy percent (70%) of the Net Book Value of all Finished Lots;
(f)    fifty-five percent (55%) of the Net Book Value of all Land Under Development; and
(g)    forty percent (40%) of the Net Book Value of all Land Held for Future Development/Disposition;

provided that notwithstanding anything to the contrary provided herein, any asset which is encumbered by a Lien (other than a Lien described in clauses (a), (b), (c), (g) or (m) of the definition of “Permitted Liens”) shall not be included in the calculation of the Borrowing Base pursuant to clauses (a) through (g) above.

“Borrowing Base Debt” means all Indebtedness of the Credit Parties including the Obligations, but excluding (a) any Qualified Subordinated Debt and (b) any Non-Recourse Land Financing secured solely by Real Estate that is owned by any Credit Party and that, if the same did not secure such Indebtedness, would be included in the determination of the Borrowing Base.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York and the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
“Businesses” has the meaning specified in Section 5.18.
“Capital Expenditures” means all expenditures of the Credit Parties and their Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Leases.
“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
“Capitalization” means, as of any date of determination, the sum of (a) all Indebtedness of the Credit Parties less (i) fifty percent (50%) of Qualified Subordinated Debt and (ii) all Unrestricted Cash in excess of $25,000,000, plus (b) the consolidated net Shareholders’ Equity of Borrower as determined in accordance with GAAP.
“Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the benefit of one or more of the L/C Issuers or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances, in each case pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent and such L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 180 days from the date of acquisition, (b) Dollar denominated time and demand deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 180 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s and maturing within 180 days of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100%) of the amount of the repurchase obligations, (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses (a) through (d), and (f) Investments consistent with the PulteGroup, Inc. Cash Investment Policy as set forth on Schedule 5.21.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, so long as such right is exercisable immediately or within sixty (60) days of the applicable date of determination (such right, an “option right”)), directly or indirectly, of thirty percent (30%) or more of the equity securities of Borrower entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
(b)    during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or
(c)    the passage of thirty (30) days from the date upon which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Borrower, or control over the equity securities of Borrower entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing thirty percent (30%) or more of the combined voting power of such securities.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Committed Borrowing” means a Borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Committed Loan” has the meaning specified in Section 2.01.
“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), shall be substantially in the form of Exhibit A or such other form as may be approved by Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by Administrative Agent), appropriately completed and signed by a Responsible Officer of Borrower.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Net Tangible Assets” means, as of any date of determination, the sum of (a) Tangible Net Worth and (b) Indebtedness of the Credit Parties.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Documents” means this Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement, the Fee Letters, and the Guaranty.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Parties” means, collectively, Borrower and each Guarantor, and “Credit Party” means any one of the Credit Parties.
“Debt to Capitalization Ratio” means, as of any date, the ratio (stated as a percentage) of (a) Indebtedness of the Credit Parties less (i) fifty percent (50%) of Qualified Subordinated Debt and (ii) all Unrestricted Cash in excess of $25,000,000, to (b) Capitalization.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees or L/C Borrowings, a rate equal to the highest interest rate (including any Applicable Rate) otherwise applicable to such Loan, plus two percent (2.0%) per annum, regardless of the Debt to Capitalization Ratio (subject, in all cases other than a Default occurring under Sections 8.01(a) or (f), to the request of the Required Lenders), and (b) when used with respect to Letter of Credit Fees or L/C Borrowings, a rate equal to the Applicable Rate plus two percent (2.0%) per annum.
“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified Borrower, Administrative Agent, any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by Administrative Agent in a written notice of such determination, which shall be delivered by Administrative Agent to Borrower, each L/C Issuer, the Swing Line Lender and each Lender promptly following such determination.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiaries” means all direct and indirect Subsidiaries of a Credit Party that are domiciled, incorporated or organized under the laws of any state of the United States or the District of Columbia (or have any material assets located in the United States).
“EBITDA” means, for any period, the sum of (a) Net Income of the Credit Parties for such period (excluding the effect of any extraordinary or other non-recurring gains or losses outside of the ordinary course of business) plus (b) an amount which, in the determination of such Net Income for such period has been deducted for (i) interest expense (including previously capitalized interest included in the cost of goods sold) of the Credit Parties for such period, (ii) total Federal, state, foreign or other income taxes of the Credit Parties for such period and (iii) depreciation and amortization of the Credit Parties for such period, plus (c) without duplication, Net Income for such period of those Subsidiaries (other than Mortgage Banking Subsidiaries) of Borrower that are not Credit Parties, less (d) interest income of the Credit Parties, all as determined in accordance with GAAP.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and 10.06(b)(v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Environmental Laws” means any and all applicable Laws relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower, any other Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Issuance” means any issuance by a Credit Party to any Person of its Equity Interests, including pursuant to the exercise of options or warrants or pursuant to the conversion of any debt securities to equity.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.
“Eurodollar Rate” means:
(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two (2) Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;
provided that to the extent a comparable or successor rate is approved by Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by Administrative Agent.
“Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient:  (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b)  U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request in writing by Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Letters of Credit” means the Letters of Credit set forth on Schedule 1.01.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Administrative Agent.
“Fee Letters” means the letter agreements, each dated May 30, 2014, by and among Borrower and each Arranger.
“Finished Lot” means lots of Land Held for Future Development/Disposition as to which (a) a final subdivision map or the equivalent (such as site condominium documents) has been recorded or filed; (b) all major off-site construction and infrastructure necessary to permit construction of Housing Units has been completed to local governmental requirements; (c) utilities have been installed to local government requirements; and (d) building permits may be issued and construction commenced without the satisfaction of any further material conditions.
“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuers, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means each of the Material Subsidiaries of Borrower and each Additional Credit Party which has executed a Guaranty, including any Supplemental Guaranty, hereunder, together with their successors and assigns, and “Guarantor” means any one of the Guarantors.

“Guaranty” means the guaranty, in substantially the form of Exhibit F hereto, executed by Guarantors in favor of Administrative Agent, for the benefit of the Lenders, including by any Supplemental Guaranty executed by a Guarantor after the Closing Date.
“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intending to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefore, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness against loss in respect thereof or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof; provided, that a guaranty of Non-Recourse Land Financing shall not be deemed to be a Guaranty Obligation until, and only to the extent that, such Non-Recourse Land Financing ceases to be Non-Recourse Land Financing; and provided further, that a guaranty of performance and other obligations of a joint venture (other than a Payment Guaranty) shall not constitute a Guaranty Obligation unless and until the occurrence of a default in the obligation that is guaranteed. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any applicable Environmental Law.
“Hedging Agreements” means any interest rate protection agreements, foreign currency exchange agreements, commodity futures agreements or other interest or exchange rate hedging agreements.
“Housing Unit” means a residential housing unit (whether completed or under construction) owned by a Credit Party that is (or, upon completion of construction thereof, will be) available for sale.
“Housing Units Under Contract” means a Housing Unit owned by a Credit Party as to which such Credit Party has a bona fide contract of sale, in a form customarily employed by such Credit Party and reasonably satisfactory to Administrative Agent, entered into with a Person who is not an Affiliate of a Credit Party, under which contract: (a) no defaults then exist; (b) the purchaser has made the customary earnest money deposit; and (c) there are no contingencies (other than customary contingencies in the ordinary course of the applicable Credit Party’s business).
“Improvements” means on and off-site development work including filling to grade, main water distribution and sewer collection systems and drainage system installation, paving, and other improvements necessary for the use of residential dwelling units and as otherwise required pursuant to development agreements which may have been entered into with Governmental Authorities.
“Indebtedness” means, as to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (h) all net obligations of such Person in respect of Hedging Agreements, (i) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due by a fixed date, (j) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP, (k) obligations of such Person to reimburse the issuer of a letter of credit for amounts that have been paid by such issuer in respect of drawings thereunder, (l) current liabilities of such Person for unfunded vested pensions, (m) all obligations of such Person to repurchase any securities which repurchase obligation is related to the issuance thereof, including obligations commonly known as residual equity appreciation potential shares, and (n) such Person’s pro rata share of the “Indebtedness” (i.e., the obligations and liabilities under clauses (a) through (m) above) of any joint venture in which such Person holds an interest. In no event shall Indebtedness include (a) Indebtedness owed by one Credit Party to another Credit Party or (b) any obligation of a Credit Party to reimburse the issuer of a performance bond issued in the ordinary course of business.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Intellectual Property” has the meaning set forth in Section 5.19.
“Interest Coverage Ratio” means, as of the end of any fiscal quarter of Borrower for the twelve (12) month period ending on such date, the ratio of (a) EBITDA for the applicable period to (b) interest incurred by the Credit Parties, whether such interest was expensed, capitalized, paid, accrued or scheduled to be paid or accrued, less interest income of the Credit Parties.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by Borrower in its Committed Loan Notice; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Maturity Date.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by any L/C Issuer and Borrower (or any Subsidiary) or in favor of any L/C Issuer and relating to such Letter of Credit.
“Land Held for Future Development/Disposition” means Real Estate owned by the Credit Parties held for future development or disposition and (a) with respect to which all requisite zoning requirements and land use requirements have been satisfied, and all requisite approvals have been obtained (on a final and unconditional basis) from all applicable governmental authorities (other than approvals which are simply ministerial and non-discretionary in nature), in order to develop the Real Estate as a residential housing project and construct Housing Units thereon; and (b) as to Real Estate located in California and other jurisdictions that have comparable requirements and procedures, which satisfies the requirements of clause (a) immediately above, and which is subject to a currently effective vesting tentative map (unless a county or city where the land is located does not grant vesting tentative maps) which has received all necessary approvals (on a final and unconditional basis, other than future conditions imposed on the development in order to obtain such approvals) by all applicable Governmental Authorities.
“Land Under Development” means Land Held for Future Development/Disposition upon which construction of Improvements has commenced but not been completed and for which: (a) to the extent required, a performance bond, surety or other security has been issued to and in favor of and unconditionally accepted by each local agency and all relevant Governmental Authorities, including any municipal utility district in which the Real Estate is situated with regard to all work to be performed pursuant to each and all of said subdivision improvement agreements or other agreements; (b) all necessary plans have been approved by all relevant Governmental Authorities for the installation of any and all Improvements then being installed upon such Real Estate; (c) all necessary permits have been issued for the installation of said Improvements; and (d) utility services necessary for construction of Improvements and residential dwelling units and the operation thereon for the purpose intended will be available to such Real Estate upon completion of the Improvements and the applicable Credit Party has obtained a “will serve” letter from each and every utility company to deliver necessary utility services to such Real Estate.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuers” means Bank of America, BNP Paribas, Citibank, N.A., Fifth Third Bank, JPMorgan Chase Bank, N.A., PNC Bank, National Association, The Royal Bank of Scotland plc, SunTrust Bank, TD Bank, N.A., Wells Fargo Bank, National Association, and such other Lenders which agree, at the written request of Borrower and with the consent of Administrative Agent (such consent not to be unreasonably withheld), to issue one or more Letters of Credit pursuant to the terms and conditions of this Agreement, each in its capacity as an issuer of Letters of Credit hereunder, and “L/C Issuer” means any one of the L/C Issuers.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lender” has the meaning specified in the introductory paragraph hereto and, unless the context requires otherwise, includes the Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder, and shall include the Existing Letters of Credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Expiration Date” means the day that is one (1) year after the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to the greater of (a) fifty percent (50%) of the Aggregate Commitments and (b) $300,000,000; provided that the Letter of Credit Sublimit shall not exceed the Aggregate Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.
“LIBOR” has the meaning specified in the definition of Eurodollar Rate.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), or financial condition of the Credit Parties, taken as a whole, (b) a material adverse effect on the rights and remedies of Administrative Agent or any Lender under any Credit Document, or of the ability of the Credit Parties taken as a whole to perform their obligations under any Credit Document, and (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Credit Document to which it is a party.
“Material Subsidiary” means any Domestic Subsidiary of Borrower, now owned or hereafter acquired, that has assets (excluding intercompany loans payable by a Subsidiary that is not a Credit Party or that are subordinated to the Obligations) with a fair market value of $10,000,000 or greater other than as set forth in clauses (a), (b), (c) and (d) below; provided that in no event may there exist Domestic Subsidiaries of Borrower (other than the Excluded Subsidiaries) that have assets (excluding intercompany loans payable by a Subsidiary that is not a Credit Party or that are subordinated to the Obligations), in the aggregate, with a fair market value in excess of $100,000,000 that are not Guarantors hereunder. For purposes of this definition, the following Subsidiaries (collectively, the “Excluded Subsidiaries”) shall not be considered Material Subsidiaries: (a) Pulte Mortgage LLC and all other Mortgage Banking Subsidiaries; (b) North

American Builders Indemnity Company and its Subsidiaries; (c) Subsidiaries the investment in which was made as permitted by clause (f) of the definition of Permitted Investments; (d) any Subsidiary (and its immediate holding company parent, so long as such parent’s primary assets are Equity Interests in Subsidiaries described in this clause (d)) formed for the specific purpose of (i) acquiring mortgages or other assets from a Credit Party, for cash or Cash Equivalents and at a value which is comparable to that which would be obtained for such assets on an arm’s length transaction and (ii) entering into a securitization program (or similar transaction or series of transactions) with respect to the acquired assets; provided that the sole recourse of such Subsidiary’s creditors is the assets of such Subsidiary or another Person that is not a Credit Party; (f) a Domestic Subsidiary all of whose material assets consist of ownership of a foreign entity or assets of a foreign entity; provided that the investment in any such Subsidiary subsequent to the Closing Date must be a Permitted Investment; and (g) any Subsidiary that is a controlled foreign corporation within the meaning of Section 957 of the Code; provided that the investment in any such Domestic Subsidiary subsequent to the Closing Date must be a Permitted Investment.
“Maturity Date” means July 21, 2017.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to one hundred percent (100%) of the Fronting Exposure of the applicable L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.15(a)(i), (a)(ii) or (a)(iii), an amount equal to one hundred percent (100%) of the Outstanding Amount of all LC Obligations, and (c) otherwise, an amount determined by Administrative Agent and the applicable L/C Issuer in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage Banking Subsidiaries” means Pulte Mortgage LLC and its Subsidiaries, Centex Financial Services, LLC and its Subsidiaries and any other Subsidiary of Borrower engaged primarily in the mortgage banking business.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Book Value” means, with respect to an asset owned by a Credit Party, the gross investment of such Credit Party in the asset, less all reserves (including loss reserves and reserves for depreciation) attributable to that asset, all determined in accordance with GAAP consistently applied.
“Net Housing Unit Proceeds” means, in connection with the sale of any Housing Unit by a Credit Party, the gross sales price, as adjusted by all bona fide prorations and adjustments to the sales price required to be made pursuant to the terms of the sales contract, less the aggregate amount of bona fide closing costs due to any Person, provided that, if such closing costs are due to an Affiliate of a Credit Party, such costs comply with Section 7.08.

“Net Income” means, with respect to any Person for any period, the net income after taxes of such Person for such period, as determined in accordance with GAAP.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Recourse Land Financing” means any Indebtedness of any Credit Party for which the owner of such Indebtedness has no recourse, directly or indirectly, to a Credit Party for the principal of, premium, if any, and interest on such Indebtedness, and for which a Credit Party is not, directly or indirectly, obligated or otherwise liable for the principal of, premium, if any, and interest on such Indebtedness, except pursuant to mortgages, deeds of trust or other security interests or other recourse obligations or liabilities in respect of specific land or other real property interests of a Credit Party; provided that recourse obligations or liabilities of a Credit Party solely for indemnities, covenants or breach of warranty, representation or covenant in respect of any Indebtedness will not prevent Indebtedness from being classified as Non-Recourse Land Financing.
“Note” means a promissory note made by Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance,

enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment or participation (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (a) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“Payment Guaranty” means, with respect to any Person, such Person’s guaranty of the obligations of a joint venture to make principal payments of its Indebtedness, whether regularly scheduled or payable upon maturity by acceleration or otherwise, but shall not include a guaranty in which the payment obligations are limited to principal payments of the joint venture’s Indebtedness required to be made solely to cure the joint venture’s failure to maintain or satisfy a specified loan-to-value ratio or other financial covenant or condition with respect to the collateral that secures such Indebtedness of the joint venture.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Investments” means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (c) inventory, raw materials and general intangibles acquired in the ordinary course of business, (d) Investments by a Credit Party in another Credit Party, (e) loans to directors, officers, employees, agents, customers or suppliers in the ordinary course of business, including the financing to purchasers of homes and other residential properties from a Credit Party, not to exceed, in the aggregate, $10,000,000 at any one time, (f) Investments in international home building and related ventures (whether in joint ventures or otherwise) not to exceed $10,000,000 during the term of this Agreement, (g) Investments in Mortgage Banking Subsidiaries in an amount not to exceed at any one time the sum of (i) $250,000,000 plus (ii) amounts (net of applicable taxes) received by the Credit Parties from any Mortgage Banking Subsidiaries, as a dividend, subsequent to the Closing Date, (h) acquisitions of mortgages from any Mortgage Banking Subsidiaries at market or better than market terms for similar types of loans, (i) Investments in Capital Expenditures, (j) Investments in North America Builders Indemnity Company and its Subsidiaries, or (k) other Investments not included under clauses (a) through (j) above (including Investments in joint ventures) which do not, in the aggregate, exceed twenty-five percent (25%) of Tangible Net Worth at any one time.

“Permitted Liens” means: (a) Liens securing Obligations; (b) Liens for taxes not yet due or due but not yet delinquent or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof); (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen’s, mechanics’, warehousemen’s, carrier’s, landlords’ and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof); (d) pledges or deposits made in the ordinary course of business to secure payment of worker’s compensation insurance, unemployment insurance, pensions or social security programs; (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money); (f) Liens arising in connection with or to secure performance of statutory obligations and surety and appeal bonds; (g) easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes; (h) judgment Liens that would not constitute an Event of Default; (i) Liens in connection with Capital Leases and Liens securing Indebtedness permitted by Section 7.01(g) and (h); (j) Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution; (k) Liens existing on the Closing Date and identified on Schedule 5.09; (l) Liens granted to secure any Indebtedness permitted by Section 7.01(b); provided that (i) no such Lien shall extend to any property other than the property subject thereto on the Closing Date and (ii) the principal amount of the Indebtedness secured by such Liens shall not be increased from that existing as of the Closing Date (as such Indebtedness has been amortized subsequent to the Closing Date); and (m) Liens on assets securing contingent consideration that may be payable by a Credit Party to the seller or sellers of such assets as a profit, price, or premium participation in such assets, provided that such obligations are not past due and the amount thereof does not exceed the cost of such assets.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of Borrower or any ERISA Affiliate or any such Plan to which Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.01.
“Public Lender” has the meaning specified in Section 6.01.
“Qualified Subordinated Debt” means Subordinated Debt issued by the Credit Parties, which (a) matures on or after the first anniversary of the Maturity Date (and reduced, for purposes of this definition, by any principal amortization payments of such Subordinated Debt payable prior to the Maturity Date) and (b) is in an aggregate amount not to exceed $300,000,000.
“Real Estate” means land, rights in land and interests therein and equipment, structures, Improvements, furnishings, fixtures and buildings located on or used in connection with land, rights in land or interests therein, but shall not include mortgages or interests therein.

“Real Properties” means such real properties as the Credit Parties may own or lease (as lessee or sublessee) from third parties from time to time.
“Recipient” means Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder.
“Register” has the meaning specified in Section 10.06(c).
“Regulation T, U, or X” means Regulation T, U or X, respectively, of the FRB as from time to time in effect and any successor to all or a portion thereof.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30)-day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, at any time, Lenders holding in the aggregate more than fifty percent (50%) of the Aggregate Commitments or, if such Commitments have been terminated, Lenders holding in the aggregate more than fifty percent (50%) of the Total Outstandings at such time. The Commitment of, and the portion of the Total Outstandings held by any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the applicable L/C Issuer, as the case may be, in making such determination.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Credit Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Credit Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Credit Party so designated by any of the foregoing officers in a notice to Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Committed Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.
“Sale and Leaseback Transaction” means a sale or transfer made by a Credit Party (except a sale or transfer made from one Credit Party to another Credit Party) of any property which is either (a) a manufacturing plant, warehouse, office building or model home whose book value constitutes one percent (1%) or more of Consolidated Net Tangible Assets as of the date of determination or (b) any property which is not a manufacturing plant, warehouse, office building or model home whose book value constitutes five percent (5%) or more of Consolidated Net Tangible Assets as of the date of determination, if such sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease of, such property to Borrower or a Material Subsidiary.
“Sanction(s)” means any economic or financial sanction or trade embargo administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union or any member state thereof, Her Majesty’s Treasury or other relevant sanctions authority.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of McGraw-Hill Financial Inc. and any successor thereto.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.
“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of Borrower and its Subsidiaries as of that date determined in accordance with GAAP.
“Solvent” means, with respect to each Credit Party as of a particular date, that on such date (a) such Credit Party is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Credit Party does not intend to, and does not believe that it will, incur debts or liabilities beyond such Credit Party’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Credit Party is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Credit Party’s assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Credit Party is engaged or is to engage, (d) the fair value of the assets of such Credit Party is greater than the total amount of liabilities (excluding (i) Letters of Credit and surety bonds issued in the normal course of business in connection with such Credit Party’s development activities and (ii) intercompany indebtedness owed to other Credit Parties), including contingent liabilities of such Credit Party and (e) the present fair saleable value of the assets of such Credit Party is not less than the amount that will be required to pay the probable liability of such Credit Party on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Subordinated Debt” means any Indebtedness incurred by a Credit Party that is subordinated in full to the Obligations on subordination terms acceptable to Administrative Agent.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.
“Supplemental Guaranty” means any Supplemental Guaranty (in the form of Exhibit A to the form of Guaranty attached hereto as Exhibit F) executed and delivered by a Material Subsidiary of Borrower after the Closing Date.
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by Administrative Agent), appropriately completed and signed by a Responsible Officer of Borrower.
“Swing Line Sublimit” means an amount equal to ten percent (10%) of the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Tangible Net Worth” means, as of any date, Shareholders’ Equity or net worth of Borrower, as determined in accordance with GAAP less intangibles (as determined in accordance with GAAP).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Cash” means cash and Cash Equivalents of the Credit Parties (including cash that a title company or other escrow agent is unconditionally prepared to disburse to a Credit Party) that are free and clear of all Liens (other than Liens securing the Obligations) and not subject to any restrictions on the use thereof to pay Indebtedness and other obligations of the Credit Parties.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).
“Withholding Agent” means any Credit Party and Administrative Agent.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Credit Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.
1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Borrower and its Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either Borrower or the Required Lenders shall so request, Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) Borrower shall provide to Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of Borrower and its Subsidiaries or to the determination of any amount for Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
1.04    Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). Administrative Agent does not warrant, nor accept responsibility, nor shall Administrative Agent have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.
1.06    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Article II.    The Commitments and Credit Extensions
2.01    Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (a) the Total Outstandings shall not exceed the Aggregate Commitments, and (b) the Revolving

Credit Exposure of any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
2.02    Borrowings, Conversions and Continuations of Committed Loans.
(d)    Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon Borrower’s irrevocable notice to Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(e)    Following receipt of a Committed Loan Notice, Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by Borrower, Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), Administrative Agent shall make all funds so received available to Borrower in like funds as received by Administrative Agent either by (i) crediting the account of Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to Borrower as provided above.
(f)    Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.
(g)    Administrative Agent shall promptly notify Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, Administrative Agent shall notify Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(h)    After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to Committed Loans.
2.03    Letters of Credit.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the date that is five (5) Business Days prior to the Maturity Date, to issue Letters of Credit for the account of Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(ii)    No L/C Issuer shall issue, increase or extend any Letter of Credit, if:
(A)    subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twenty-four (24) months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B)    the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.
(iii)    No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(B)    the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by such L/C Issuer, such Letter of Credit is in an initial stated amount less than $10,000;
(D)    such Letter of Credit is to be denominated in a currency other than Dollars; or
(E)    any Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iv)    No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(v)    No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(vi)    Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to an L/C Issuer (with a copy to Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by such L/C Issuer, by personal delivery or by any other means acceptable to the such Issuer. Such Letter of Credit Application must be received by such L/C Issuer and Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require. Additionally, Borrower shall furnish to such L/C Issuer and Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or Administrative Agent may require.
(ii)    Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such Letter of Credit Application from Borrower and, if not, such L/C Issuer will provide Administrative Agent with a copy thereof. Unless such L/C Issuer has received written notice from any Lender, Administrative Agent or any Credit Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C

Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.
(iii)    If Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such L/C Issuer, Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from Administrative Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to Borrower and Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify Borrower and Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by any L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), Borrower shall reimburse such L/C Issuer through Administrative Agent in an amount equal to the amount of such drawing. If Borrower fails to so reimburse such L/C Issuer by such time, Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to Borrower in such amount. Administrative Agent shall remit the funds so received to the applicable L/C Issuer.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.
(v)    Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse each L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against an L/C Issuer, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Lender fails to make available to Administrative Agent for the account of an L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of an L/C Issuer submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by Administrative Agent), Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by Administrative Agent.
(ii)    If any payment received by Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by an L/C Issuer in its discretion), each Lender shall pay to Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of Borrower to reimburse an L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Credit Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)    waiver by an L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of Borrower or any waiver by an L/C Issuer which does not in fact materially prejudice Borrower;
(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)    any payment made by an L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;
(vii)    any payment by an L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by an L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(viii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any Subsidiary.
Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will immediately notify the applicable L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against each L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuer. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves, as determined by a final and nonappealable judgment of a court of competent jurisdiction, were caused by such L/C Issuer’s willful misconduct or gross negligence, as determined by a final and nonappealable judgment of a court of competent jurisdiction, or such L/C Issuer’s willful failure, as determined by a final and nonappealable judgment of a court of competent jurisdiction, to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, any L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Any L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)    Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to Borrower for, and such L/C Issuer’s rights and remedies against Borrower shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)    Letter of Credit Fees. Borrower shall pay to Administrative Agent for the account of each Lender in accordance, subject to Section 2.16, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Eurodollar Rate Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be due and payable on the tenth (10th) Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate equal to one-tenth of one percent (0.100%) per annum of the face amount of each Letter of Credit, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth (10th) Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)    L/C Issuer Reporting Requirements. Each L/C Issuer shall, no later than the third (3rd) Business Day following the last day of each month, provide to Administrative Agent a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the expiration date, and the reference number of any Letter of Credit outstanding at any time during such month, and showing the aggregate amount (if any) payable by Borrower to such L/C Issuer during such month pursuant to Section 2.03(h). Promptly after the receipt of such schedule from each L/C Issuer, Administrative Agent shall provide to Lenders and Borrower a summary of such schedules.
(l)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, Borrower shall be obligated to reimburse the L/C Issuers hereunder for any and all drawings under such Letter of Credit. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
2.04    Swing Line Loans.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the Revolving Credit Exposure of any Lender (other than the Swing Line Lender) shall not exceed such Lender’s Commitment, (y) Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure.

Within the foregoing limits, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon Borrower’s irrevocable notice to the Swing Line Lender and Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to Borrower at its office by crediting the account of Borrower on the books of the Swing Line Lender in immediately available funds.
(c)    Refinancing of Swing Line Loans.
(iii)    The Swing Line Lender at any time in its sole discretion may request, on behalf of Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to Administrative Agent in immediately available funds (and Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to Borrower in such amount. Administrative Agent shall remit the funds so received to the Swing Line Lender.

(iv)    If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(v)    If any Lender fails to make available to Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(vi)    Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(ix)    At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.
(x)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
(f)    Payments Directly to Swing Line Lender. Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.05    Prepayments.
(a)    Borrower may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that: (i) such notice must be in a form reasonably acceptable to Administrative Agent and be received by Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.16, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.
(b)    Borrower may, upon notice to the Swing Line Lender (with a copy to Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(c)    If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Committed Loans and Swing Line Loans the Total Outstandings exceed the Aggregate Commitments then in effect.
(d)    Borrower shall immediately prepay Loans and/or other Borrowing Base Debt as necessary to maintain compliance with Section 7.13.
2.06    Termination or Reduction of Commitments. Borrower may, upon notice to Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
2.07    Repayment of Loans.
(a)    Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.
(b)    Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date five (5) Business Days after such Loan is made and (ii) the Maturity Date.
2.08    Interest.
(a)    Subject to the provisions of subsection (b) below: (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for Eurodollar Rate Loans; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans.
(b)    (i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    If any amount (other than principal of any Loan) payable by Borrower under any Credit Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)    Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09    Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03:
(a)    Commitment Fee. Borrower shall pay to Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Rate for Unused Fees times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable on the tenth (10th) Business Day after the last day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate for Unused Fees during any quarter, the actual daily amount shall be computed and multiplied by such Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)    Other Fees.
(i)    Borrower shall pay to the Arranger and Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)    Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)    All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) determined by using Bank of America’s prime rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of Borrower or for any other reason, Borrower or the Lenders determine that (i) the Debt to Capitalization Ratio as calculated by Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Debt to Capitalization Ratio would have resulted in higher pricing for such period, Borrower shall immediately and retroactively be obligated to pay to Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, automatically and without further action by Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article VIII. Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
2.11    Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through Administrative Agent, Borrower shall execute and deliver to such Lender (through Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in subsection (a) above, each Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

2.12    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)     (i)    Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to Administrative Agent such Lender’s share of such Committed Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by Borrower, the interest rate applicable to Base Rate Loans. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.
(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuers, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuers, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to Borrower by Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.13    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.15, or

(z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).
Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.
2.14    Increase in Commitments.
(a)    Request for Increase. Provided there exists no Default, upon notice to Administrative Agent (which shall promptly notify the Lenders), Borrower may request an increase in the Aggregate Commitments to an amount not exceeding $1,000,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, and (ii) Borrower may make a maximum of three (3) such requests. At the time of sending such notice, Borrower (in consultation with Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).
(b)    Lender Elections to Increase. Each Lender shall notify Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.
(c)    Notification by Administrative Agent; Additional Lenders. Administrative Agent shall notify Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of Administrative Agent, the L/C Issuers and the Swing Line Lender, Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to Administrative Agent and its counsel.
(d)    Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, Administrative Agent and Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. Administrative Agent shall promptly notify Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.
(e)    Conditions to Effectiveness of Increase. As conditions precedent to such increase, Borrower shall (i) pay to Administrative Agent any fees payable pursuant to the Fee Letters, and (ii) deliver to Administrative Agent a certificate of each Credit Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Credit Party (x) certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such increase, and (y) in the case of Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Credit Documents are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.01 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists. Borrower shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.
(f)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
2.15    Cash Collateral.
(a)    Certain Credit Support Events. If (i) as of the date that is thirty (30) days prior to the Maturity Date, any L/C Obligation for any reason remains outstanding, (ii) any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (iii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iv) Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (v) there shall exist a Defaulting Lender, Borrower shall immediately (in the case of clauses (i) and (iv) above) or within one (1) Business Day (in all other cases) following any request by Administrative Agent or such L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (v) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the applicable Defaulting Lender).
(b)    Grant of Security Interest. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all Cash Collateral provided under Section 2.15(a) or Section 2.16(a)(ii), and all related deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent or an L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained at Bank of America. Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.05, 2.16 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the

Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided, however, that (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to the other applicable provisions of the Credit Documents, and (y) the Person providing Cash Collateral and Administrative Agent may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.16    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.
(C)    With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless Borrower shall have otherwise notified Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-

Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.15.
(b)    Defaulting Lender Cure. If Borrower, Administrative Agent, Swing Line Lender and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Article III.    Taxes, Yield Protection and Illegality
3.01    Taxes.
(i)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(iii)    Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by Administrative Agent or a Credit Party, then such Withholding Agent shall be entitled to make such deduction or withholding.
(iv)    If any Withholding Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) such Withholding Agent shall withhold or make such deductions as are determined by such Withholding Agent, (B) such Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(v)    If any Withholding Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Withholding Agent shall withhold or make such deductions as are determined by it to be required, (B) such Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(j)    Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) above, the Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(k)    Tax Indemnifications.
(i)    Each of the Credit Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate prepared in good faith setting forth in reasonable detail the calculation of the amount of such payment or liability and delivered to Borrower by a Lender or an L/C Issuer (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.
(ii)    Each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (x) Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Credit Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (y) Administrative Agent and the Credit Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) Administrative Agent and the Credit Parties, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by Administrative Agent or a Credit Party in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate prepared in good faith setting forth in reasonable detail the calculation of the amount of such payment or liability and delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Credit Document against any amount due to Administrative Agent under this clause (ii).
(l)    Evidence of Payments. Upon request by Borrower or Administrative Agent, as the case may be, after any payment of Taxes by Borrower or by Administrative Agent to a Governmental Authority as provided in this Section 3.01, Borrower shall deliver to Administrative Agent or Administrative Agent shall deliver to Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Borrower or Administrative Agent, as the case may be.
(m)    Status of Lenders; Tax Documentation.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), 3.01(e)(ii)(B), 3.01(e)(ii)(D), and 3.01(e)(iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S.

federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed originals of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.
(n)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines that it has received a refund of any Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Credit Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Credit Party, upon the request of the Recipient, agrees to repay the amount paid over to the Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Credit Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party or any other Person.
(o)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrower through Administrative Agent, (a) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted.
3.03    Inability to Determine Rates. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (a) Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a)(i) above, the “Impacted Loans”), or (b) Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until Administrative Agent upon the instruction of the Required Lenders revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.
Notwithstanding the foregoing, if Administrative Agent has made the determination described in clause (a)(i) of this Section, Administrative Agent, in consultation with Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this Section, (2) Administrative Agent or the Required Lenders notify Administrative Agent and Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides Administrative Agent and Borrower written notice thereof.

3.04    Increased Costs; Reserves on Eurodollar Rate Loans.
(e)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(f)    Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
(g)    Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer prepared in good faith setting forth in reasonable detail the calculation of the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(h)    Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 or Section 3.01(c) shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered or Indemnified Taxes more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions or such Indemnified Taxes and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions or such Indemnified Taxes is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(i)    Reserves on Eurodollar Rate Loans. Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided Borrower shall have received at least ten (10) days’ prior notice (with a copy to Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower; or
(c)    any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 10.13;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders.

(c)    Designation of a Different Lending Office. Each Lender may make any Credit Extension to Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of Borrower such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
(d)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), Borrower may replace such Lender in accordance with Section 10.13.
3.07    Survival. All of Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of Administrative Agent.
Article IV.    Conditions Precedent To Credit Extensions
4.01    Conditions of Initial Credit Extension. The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(m)    Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Credit Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to Administrative Agent and each of the Lenders:
(i)    executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to Administrative Agent, each Lender and Borrower;
(ii)    a Note executed by Borrower in favor of each Lender requesting a Note;
(iii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Credit Documents to which such Credit Party is a party;

(iv)    such documents and certifications as Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, and that each Credit Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization or formation;
(v)    favorable opinions of Honigman Miller Schwartz and Cohn LLP and the General Counsel of Borrower, each as counsel to the Credit Parties, addressed to Administrative Agent, each L/C Issuer, and each Lender, as to the matters set forth in Exhibit G and such other matters concerning the Credit Parties and the Credit Documents as the Required Lenders may reasonably request;
(vi)    a certificate of a Responsible Officer of each Credit Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Credit Party and the validity against such Credit Party of the Credit Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(vii)    a certificate signed by a Responsible Officer of Borrower certifying: (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied; and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
(viii)    a duly completed Compliance Certificate as of the last day of the fiscal quarter of Borrower ended on March 31, 2014, signed by a Responsible Officer of Borrower; and
(ix)    such other assurances, certificates, documents, consents or opinions as Administrative Agent, the L/C Issuers, the Swing Line Lender or the Required Lenders reasonably may require.
(n)    There shall not have occurred since December 31, 2013 any event or condition that has had or could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.
(o)    There shall not exist any action, suit, investigation, or proceeding pending or, to the knowledge of any Credit Party, threatened in any court or before any arbitrator or Governmental Authority related in any way to the Obligations or that could reasonably be expected to have a Material Adverse Effect.
(p)    Any fees required to be paid on or before the Closing Date shall have been paid.
(q)    Unless waived by Administrative Agent, Borrower shall have paid all fees, charges and disbursements of counsel to Administrative Agent (directly to such counsel if requested by Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02    Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:
(g)    The representations and warranties of Borrower and each other Credit Party contained in Article V or any other Credit Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.01 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.
(h)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(i)    Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
Article V.    Representations and Warranties
Borrower represents and warrants to Administrative Agent, L/C Issuers, and the Lenders that:
5.01    Financial Condition.
(j)    The financial statements delivered to Administrative Agent, L/C Issuers, and the Lenders prior to the Closing Date and pursuant to Sections 6.01(a) and (b): (i) have been prepared in accordance with GAAP; and (ii) present fairly the consolidated and consolidating (as applicable) financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of such date and for such periods.
(k)    Since December 31, 2013, there has been no sale, transfer or other disposition by any Credit Party of any material part of the business or property of the Credit Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Equity Interest of any other Person) material in relation to the consolidated financial condition of the Credit Parties taken as a whole, in each case which is not (i) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 6.01 or in the notes thereto or (ii) otherwise permitted by the terms of this Agreement and communicated to Administrative Agent.
5.02    No Material Change. Since December 31, 2013, there has been no development or event relating to or affecting a Credit Party which has had or could be reasonably expected to have a Material Adverse Effect.
5.03    Organization and Good Standing. Each Credit Party (a) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the state (or other jurisdiction) of its organization, (b) is duly qualified and in good standing as a foreign entity and authorized to do business in every jurisdiction unless the failure to be so qualified, in good standing or authorized could not be reasonably expected to have a Material Adverse Effect and (c) has the requisite power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.
5.04    Due Authorization. Each Credit Party (a) has the requisite power and authority to execute, deliver and perform this Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) is duly authorized, and has been authorized by all necessary action, to execute, deliver and perform this Agreement and the other Credit Documents to which it is a party.
5.05    No Conflicts. Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its Organization Documents, (b) violate, contravene or materially conflict with any Law (including Regulation T, U or X), order, writ, judgment, injunction, decree or permit applicable to it, which, in the case of any violation, contravention or conflict with any order, writ, judgment, injunction, decree or permit, could reasonably be expected to have a Material Adverse Effect, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation, contravention or conflict of which, or event of default under, could be reasonably expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.
5.06    Consents. Except for consents, approvals and authorizations which have been obtained, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Agreement or any of the other Credit Documents by such Credit Party.
5.07    Enforceable Obligations. This Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or moratorium laws or similar laws relating to or affecting creditors’ rights generally or by general equitable principles.
5.08    No Default. No Credit Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could be reasonably expected to have a Material Adverse Effect. No Default has occurred or exists except as previously disclosed in writing to the Lenders.

5.09    Liens. The assets of the Credit Parties are not subject to any Liens other than Permitted Liens, which, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect.
5.10    Indebtedness. The Credit Parties have no Indebtedness except (a) as disclosed in the financial statements referenced in Section 5.01, (b) as set forth on Schedule 5.10, and (c) as otherwise permitted by this Agreement.
5.11    Litigation. Except as set forth on Schedule 5.11, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against any Credit Party which, if adversely determined, could be reasonably expected to have a Material Adverse Effect.
5.12    Taxes. Each Credit Party has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due and payable (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) that are due and payable by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. To the knowledge of the Credit Parties, there are no material tax assessments (including interest and penalties) claimed to be due against any of them by any Governmental Authority.
5.13    Compliance with Law. Each Credit Party is in material compliance with its Organization Documents and all material Laws (including Environmental Laws) applicable to it, or to its properties.
5.14    ERISA.
Except as would not have or be reasonably expected to have a Material Adverse Effect:
(a)    During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) there have been no unpaid contributions required under Section 303 of ERISA and Section 430 of the Code with respect to any Single Employer Plan, or, with respect to any Credit Party’s, any Subsidiary’s, or any ERISA Affiliate’s contribution obligations only, under Section 304 or 305 of ERISA and Section 431 or 432 of the Code with respect to any Multiemployer Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan with respect to any of the assets of any Credit Party, any of its Subsidiaries or any ERISA Affiliate has arisen or is reasonably likely to arise on account of any Pension Plan.
(b)    The actuarial present value of all “benefit liabilities” (within the meaning of Section 4001 of ERISA) under each Single Employer Plan (determined utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the fair market current value as of such date of the assets of such Plan allocable to such accrued liabilities.

(c)    Neither Borrower, nor any of its Subsidiaries, nor any ERISA Affiliate has incurred, or, to the knowledge of such parties, are reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither Borrower, nor any of its Subsidiaries, nor any ERISA Affiliate has received any notification pursuant to ERISA that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and, to the best knowledge of such parties, no Multiemployer Plan is reasonably expected to be in reorganization, insolvent, or terminated.
(d)    No nonexempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or is reasonably expected to subject Borrower or any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which Borrower or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.
(e)    The present value of the liability of Borrower and its Subsidiaries and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the Financial Statements in accordance with FASB 106.
(f)    Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in material compliance with such sections.
5.15    Subsidiaries. Set forth on Schedule 5.15 is a complete and accurate list of all Subsidiaries of each Credit Party and whether each such Person is a Material Subsidiary. Schedule 5.15 shall be updated by Borrower within one hundred twenty (120) days after the end of each calendar year and may be, but need not be, updated at any other time and from time to time by Borrower by giving written notice thereof to Administrative Agent.
5.16    Use of Proceeds. The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 6.10.
5.17    Government Regulation.
(a)    No proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or Administrative Agent, Borrower will furnish to Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No Indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any “margin security” within the meaning of Regulation T. “Margin stock” within the meaning of Regulation U does not constitute more than twenty-five percent (25%) of the value of the consolidated assets of the Credit Parties and their Subsidiaries. None of the transactions contemplated by the Credit Documents (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of (i) the Securities Act of 1933 or (ii) the Securities Exchange Act of 1934.

(b)    None of Borrower, any Person Controlling Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
(c)    No director, executive officer or principal shareholder of any Credit Party is a director, executive officer or principal shareholder of any Lender.
5.18    Environmental Matters. Except as could not be reasonably expected to have a Material Adverse Effect:
(a)    Each of the Real Properties and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Credit Parties (the “Businesses”), and there are no conditions relating to the Businesses or Real Properties that would reasonably be expected to give rise to liability under any applicable Environmental Laws.
(b)    No Credit Party has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor, to the knowledge of Borrower, is any such notice being threatened.
(c)    Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, a Credit Party in a manner that would give rise to liability under any applicable Environmental Laws.
(d)    No judicial proceeding or governmental or administrative action is pending or, to the knowledge of Borrower, threatened under any Environmental Law to which a Credit Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to a Credit Party, the Real Properties or the Businesses.
(e)    There has been no release (including disposal) or threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations of a Credit Party in connection with the Real Properties or otherwise in connection with the Businesses where such release constituted a violation of, or would give rise to liability under, any applicable Environmental Laws.
(f)    None of the Real Properties contains, or has previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.
(g)    No Credit Party has assumed any liability of any Person (other than another Credit Party or Subsidiary thereof) under any Environmental Law.
5.19    Intellectual Property. Each Credit Party owns, or has the legal right to use, all patents, trademarks, service marks, tradenames, copyrights, licenses, technology, know-how, processes and other rights (the “Intellectual Property”), free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted other than those the absence of which could not reasonably be expected to cause a Material Adverse Effect. Except as could not be reasonably expected to have a Material Adverse Effect, (a) no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Intellectual Property and (b) no action or proceeding is pending that seeks to limit, cancel or question the validity of any Intellectual Property or which, if adversely determined, could reasonably be expected to have a material adverse effect on the value of any Intellectual Property.
5.20    Solvency. Each Credit Party is, and after consummation of the transactions contemplated by this Agreement will be, Solvent.
5.21    Investments. All Investments of each Credit Party are (a) as set forth on Schedule 5.21 or (b) Permitted Investments.
5.22    Disclosure. Neither this Agreement nor any other Credit Document or financial statement delivered to Administrative Agent, L/C Issuers, or the Lenders by or on behalf of any Credit Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, taken as a whole, not misleading.
5.23    Licenses, Etc. Except as would not have or could not be reasonably expected to have a Material Adverse Effect, the Credit Parties have obtained and hold in full force and effect, all material franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted.
5.24    Burdensome Restrictions. No Credit Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any Organization Document or Law which, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect.
5.25    Labor Contracts and Disputes. Except as disclosed on Schedule 5.25: (a) to Borrower’s knowledge, there is no collective bargaining agreement or other labor contract covering employees of any Credit Party; (b) no union or other labor organization is seeking to organize, or be recognized as, a collective bargaining unit of employees of any Credit Party; and (c) there is no pending or, to any Credit Party’s knowledge, threatened strike, work stoppage, material unfair labor practice claim or other material labor dispute against or affecting any Credit Party or its employees which, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect.
5.26    Broker’s Fees. No Credit Party has paid, will pay or agree to pay, or reimburse any other Person with respect to, any finder’s, broker’s, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents or has taken or will take any action that would obligate Administrative Agent, any L/C Issuer, or any Lender to do any of the foregoing.
5.27    OFAC. Neither Borrower, nor any of its Subsidiaries, nor any director, officer, employee, agent, Affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (a) currently the subject or target of any Sanctions or (b) located, organized or resident in a Designated Jurisdiction.
5.28    Anti-Corruption Laws. Borrower and its Subsidiaries, and their respective officers and employees, have conducted their businesses in compliance with applicable anti-corruption, anti-bribery and anti-money laundering Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Laws and applicable Sanctions by Borrower, its Subsidiaries, and their respective officers and employees.
Article VI.    Affirmative Covenants
Borrower hereby covenants and agrees that so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than unasserted contingent claims for indemnification or expense reimbursement for which no claim has been asserted or demanded) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:
6.01    Information Covenants. Borrower will furnish, or cause to be furnished, to Administrative Agent and each of the Lenders:
(j)    Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the close of each fiscal year of Borrower, a consolidated and consolidating balance sheet and income statement of Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated and consolidating statements of operations, retained earnings, shareholders equity and cash flows for such fiscal year, setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner, except for qualifications resulting from changes in GAAP and required or approved by Borrower’s independent certified public accountants. It is specifically understood and agreed that failure of the annual financial statements to be accompanied by an opinion of such accountants in form and substance as provided herein shall constitute an Event of Default hereunder.
(k)    Quarterly Statements. As soon as available, and in any event within sixty (60) days after the close of each of the first three (3) fiscal quarters of each fiscal year of Borrower, a consolidated and consolidating balance sheet and income statement of Borrower and its Subsidiaries, as of the end of such quarter, together with related consolidated and consolidating statements of operations, retained earnings, Shareholders’ Equity and cash flow for such quarter, in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to Administrative Agent.
(l)    Compliance Certificate. Within the time for delivery of the financial statements required in Sections 6.01(a) and 6.01(b) above, a certificate of a Responsible Officer of Borrower substantially in the form of Exhibit D, (i) certifying that such financial statements are true and correct and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes, (ii) demonstrating compliance with the financial covenants contained in Section 6.02, (iii) demonstrating compliance with any other terms of this Agreement as requested by Administrative Agent; and (iv) stating that no Default exists, or if any Default does exist, specifying the nature and extent thereof and what action Borrower proposes to take with respect thereto. If necessary, Borrower shall deliver financial statements prepared in accordance with GAAP as of the Closing Date, to the extent GAAP has changed since the Closing Date, in order to show compliance with the terms of this Agreement, including

Section 6.02. In addition, at the time of any Investment pursuant to clause (j) of the definition of Permitted Investments in excess of $10,000,000, a certificate of a Responsible Officer of Borrower stating that after giving effect to such Investment on a pro forma basis no Default will exist or be continuing as a result of such Investment.
(m)    Reports. Promptly upon transmission or receipt thereof, (i) copies of any public filings and registrations with, and reports to or from, the SEC, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as Borrower or any of its Subsidiaries shall send to its shareholders generally and (ii) upon the written request of Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Safety and Health Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.
(n)    Notices. Upon an executive officer of a Credit Party obtaining knowledge thereof, Borrower will give written notice to Administrative Agent (a) immediately of the occurrence of an event or condition consisting of a Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (b) promptly, but in any event within five (5) Business Days, after the occurrence of any of the following with respect to any Credit Party: (i) the pendency or commencement of any litigation, arbitral or governmental proceeding against a Credit Party which if adversely determined could be reasonably expected to have a Material Adverse Effect, (ii) the institution of any proceedings against a Credit Party with respect to, or the receipt of written notice by such Person of potential liability or responsibility for violation, or alleged violation, of any federal, state or local law, rule or regulation (including Environmental Laws), the violation of which could be reasonably expected to have a Material Adverse Effect, (iii) the occurrence of an event or condition which shall constitute a default or event of default under any Indebtedness of a Credit Party in excess of $10,000,000, other than Non-Recourse Land Financing, or (iv) any loss of or damage to any property of a Credit Party or the commencement of any proceeding for the condemnation or other taking of any property of a Credit Party having a value of $10,000,000 or more.
(o)    ERISA. Upon any of the Credit Parties or any ERISA Affiliate obtaining knowledge thereof, Borrower will give written notice to Administrative Agent promptly (and in any event within two (2) Business Days) of: (i) any event or condition, including any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which a Credit Party or any ERISA Affiliates is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could be reasonably expected to have a Material Adverse Effect; together with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, a Credit Party shall furnish Administrative Agent and each of the Lenders with such additional information concerning any Plan as may be reasonably requested, including copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each “plan year” (within the meaning of Section 3(39) of ERISA).
(p)    Environmental.
(i)    Subsequent to a notice from any Governmental Authority where the subject matter of such notice would reasonably cause concern or during the existence of an Event of Default, and upon the written request of Administrative Agent, the Credit Parties will furnish or cause to be furnished to Administrative Agent, at the Credit Parties’ expense, a report of an environmental assessment of reasonable scope, form and depth, including, where appropriate, invasive soil or groundwater sampling, by a consultant reasonably acceptable to Administrative Agent addressing the subject of such notice or, if during the existence of an Event of Default, regarding any release or threat of release of Hazardous Materials on any Real Property and the compliance by the Credit Parties with Environmental Laws. If the Credit Parties fail to deliver such an environmental assessment within sixty (60) days after receipt of such written request, then Administrative Agent may arrange for same, and the Credit Parties hereby grant to Administrative Agent and its representatives access to the Real Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand.
(ii)    Each Credit Party will conduct and complete all investigations, studies, sampling and testing and all remedial, removal and other actions necessary to address all Hazardous Materials on, from, or affecting any Real Property to the extent necessary to be in compliance with all Environmental Laws and all other applicable federal, state, and local laws, regulations, rules and policies and with the orders and directives of all Governmental Authorities exercising jurisdiction over such Real Property to the extent any failure could be reasonably expected to have a Material Adverse Effect.
(q)    Other Information. As soon as available and in any event within sixty (60) days of each fiscal quarter (or within one hundred twenty (120) days of the fourth fiscal quarter), a “Land Report” and a “Consolidated Sales and Construction Activity Report” and with reasonable promptness upon any request, such other information regarding the business, properties or financial condition of the Credit Parties as Administrative Agent or any Lender (through Administrative Agent) may reasonably request.
(r)    Borrowing Base Certificate. During any period in which Borrower is required to comply with Section 7.13, then within sixty (60) days following the last day of each fiscal quarter during such period, a report (in a form reasonably satisfactory to Administrative Agent) calculating the Borrowing Base and (if applicable) evidencing compliance with the Borrowing Base covenant set forth in Section 7.13, as of the last day of such quarter certified by a Responsible Officer of Borrower; provided that Borrower may (and at the request of Administrative Agent shall) deliver such report within thirty (30) days of the end of any calendar month.
Documents required to be delivered pursuant to Section 6.01(a), (b) or (d)(i) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, or provides a link thereto on Borrower’s website on the Internet at the website address listed on

Schedule 10.02; or (ii) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (i) Borrower shall deliver paper copies of such documents to Administrative Agent or any Lender upon its request to Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender and (ii) Borrower shall notify Administrative Agent (by facsimile or electronic mail) of the posting of any such documents. Administrative Agent will endeavor to notify each Lender of any notice from Borrower of the posting of any such documents, provided, however, that Administrative Agent shall have no liability to any Lender for the failure to provide such notice. Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Borrower hereby acknowledges that (a) Administrative Agent and/or the Arranger may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak, ClearPar or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized Administrative Agent, the Arranger, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
6.02    Financial Covenants.
(d)    Debt to Capitalization Ratio. As of the last day of each fiscal quarter of Borrower (beginning with the fiscal quarter ending June 30, 2014), the Debt to Capitalization Ratio shall be less than or equal to sixty percent (60%).
(e)    Interest Coverage Ratio. As of the last day of each fiscal quarter of Borrower (beginning with the fiscal quarter ending June 30, 2014), either (i) the Interest Coverage Ratio shall not be less than 1.5 to 1.0, or (ii) the ratio of (x) Unrestricted Cash as of such last day, to (y) interest incurred by the Credit Parties, whether such interest was expensed, capitalized, paid, accrued or scheduled to be paid or accrued, less interest income of the Credit Parties, in each case for the twelve (12) month period ending on such last day, shall be equal to or greater than 1.0 to 1.0.
(f)    Tangible Net Worth. As of the last day of each fiscal quarter of Borrower (beginning with the fiscal quarter ending June 30, 2014), Tangible Net Worth shall be greater than or equal to the sum of (i) $3,155,912,000, plus (ii) an amount equal to fifty percent (50%) of the cumulative Net Income of Borrower and its Subsidiaries (without deduction for losses) earned for each completed fiscal quarter subsequent to the Closing Date to the date of determination.
6.03    Preservation of Existence and Franchises. Except as permitted by Section 7.04, each of the Credit Parties will do all things necessary to preserve and keep in full force and effect its (a) existence, rights and franchises and (b) authority, unless failure to preserve and keep in full force and effect its authority could not be reasonably expected to have a Material Adverse Effect.
6.04    Books and Records. Each of the Credit Parties will keep complete and accurate books and records of its transactions in accordance with GAAP (including the establishment and maintenance of appropriate reserves).
6.05    Compliance with Law. Each of the Credit Parties will materially comply with all material laws, rules, regulations and orders, and all applicable material restrictions imposed by all Governmental Authorities, applicable to it and its property (including Environmental Laws), except in such instances in which the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.06    Payment of Taxes and Other Indebtedness. Each of the Credit Parties will pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) all of its other Indebtedness as it shall become due (to the extent such repayment is not otherwise prohibited by this Agreement); provided, however, that a Credit Party shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or (ii) could be reasonably expected to have a Material Adverse Effect.
6.07    Insurance. Each of the Credit Parties will at all times maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) from insurance companies of recognized national standing, in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.
6.08    Maintenance of Property. Each of the Credit Parties will maintain and preserve its material properties, equipment and other assets in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses, unless the failure to do so could not be reasonably expected to have a Material Adverse Effect.
6.09    Performance of Obligations. Each of the Credit Parties will perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it or its property is bound, unless the failure to do so could not be reasonably expected to have a Material Adverse Effect.
6.10    Use of Proceeds. The Credit Parties will use the proceeds/availability of the Loans and Letters of Credit solely to provide working capital for the Credit Parties and for general corporate purposes of the Credit Parties.

6.11    Audits/Inspections. Upon reasonable notice and during normal business hours, each Credit Party will permit representatives appointed by Administrative Agent, including independent accountants, agents, attorneys and appraisers, to visit and inspect such Credit Party’s property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders. Borrower shall pay Administrative Agent’s reasonable costs of any inspections or investigations conducted following the occurrence and during the continuance of an Event of Default.
6.12    Additional Credit Parties. At the time any Person becomes a Material Subsidiary of a Credit Party, Borrower shall so notify Administrative Agent and promptly thereafter (but in any event within thirty (30) days after the date thereof or within such longer period of time as agreed to by Administrative Agent) shall cause such Person to (a) execute a Supplemental Guaranty and (b) deliver to Administrative Agent such other documentation as Administrative Agent may reasonably request, including certified copies of resolutions and other corporate, limited liability company or partnership documents and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to Administrative Agent. Administrative Agent and the Lenders agree that upon any Subsidiary ceasing to be a Material Subsidiary, upon receipt by Administrative Agent of evidence thereof, Administrative Agent shall, upon Borrower’s written request, execute, at Borrower’s expense, such release documentation as is necessary to release such Subsidiary from its Guaranty Obligations hereunder and such Subsidiary shall no longer be a Guarantor.
6.13    Anti-Corruption Laws. Borrower and its Subsidiaries will conduct their businesses in compliance with applicable anti‑corruption, anti-bribery and anti-money laundering Laws and will maintain policies and procedures designed to promote and achieve compliance with such Laws.
6.14    Stock Exchange Listing. Borrower’s common Equity Interests will at all times be traded on the New York Stock Exchange, NASDAQ, or other nationally recognized exchange reasonably acceptable to Required Lenders.
Article VII.    Negative Covenants
Borrower hereby covenants and agrees that so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than unasserted contingent claims for indemnification or expense reimbursement for which no claim has been asserted or demanded) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:
7.01    Indebtedness. No Credit Party will contract, create, incur, assume or permit to exist any Indebtedness, except:
(g)    Indebtedness arising under this Agreement and the other Credit Documents;
(h)    Indebtedness existing as of the Closing Date as referenced in Section 5.10 (and renewals, refinancings, replacements or extensions thereof on terms and conditions no more favorable, in the aggregate, to the applicable creditor than such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing, replacement or extension);

(i)    Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business and to the extent not current, accounts payable and accrued expenses that are subject to bona fide dispute;
(j)    Indebtedness owing by a Credit Party to another Credit Party;
(k)    Indebtedness arising from Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;
(l)    Indebtedness arising from judgments that do not cause an Event of Default;
(m)    secured Indebtedness in connection with Non-Recourse Land Financing existing on the Closing Date and Non-Recourse Land Financing with respect to real property acquired after the Closing Date;
(n)    other secured Indebtedness up to $200,000,000, in the aggregate, at any one time outstanding;
(o)    Guarantees of Borrower or any of its Subsidiaries in respect of Indebtedness otherwise permitted by this Section 7.01; and
(p)    other unsecured Indebtedness so long as, after giving effect thereto, Borrower is in compliance with the financial covenants set forth in Section 6.02.
7.02    Liens. No Credit Party will contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.
7.03    Nature of Business. No Credit Party will materially alter the character of its business from that conducted as of the Closing Date or engage in any business other than the business conducted as of the Closing Date and activities which are substantially similar or reasonably related, ancillary or complimentary thereto or logical extensions thereof.
7.04    Consolidation and Merger. No Credit Party will enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself; provided that a Credit Party may merge or consolidate with or into another Person if the following conditions are satisfied:
(c)    Administrative Agent is given prior written notice of such action;
(d)    the Person formed by such consolidation or into which such Credit Party is merged shall either (i) be a Credit Party or (ii) expressly assume in writing all of the obligations of a Credit Party under the Credit Documents; provided that if the transaction is between Borrower and another Person, Borrower must be the surviving entity; and
(e)    immediately after giving effect to such transaction, no Default shall have occurred and be continuing.
7.05    Sale or Lease of Assets. No Credit Party will convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including inventory, receivables, equipment, real property interests (whether owned or leasehold), and securities, other than: (a) any inventory sold or otherwise disposed of in the ordinary course of business; (b) the sale, lease, transfer or other disposal by a Credit Party of any or all of its assets to another Credit Party; (c) obsolete, slow-moving, idle or worn-out assets no longer used or useful in its business; (d) the transfer of assets which constitute a Permitted Investment; (e) any Equity Issuance by Borrower; (f) the sale, lease or sublease of real property interests in the ordinary course of business; (g) the sale, transfer or other disposal for fair market value of all or substantially all of the Equity Interests or assets of a Guarantor to a Person that is not a Credit Party; provided that (i) after giving effect to any such sale, transfer or other disposal, the Credit Parties shall be in compliance with all of the terms and conditions of this Agreement and the other Credit Documents, including the terms of Section 6.12 and the definition of Material Subsidiary, (ii) the net cash proceeds from any such sale, transfer or other disposal shall be (A) first, applied to all outstanding Unreimbursed Amounts, (B) second, applied to all outstanding Swing Line Loans, (C) third, applied to all outstanding Committed Loans (first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities) and (D) fourth, reinvested in the business of the Credit Parties or used by the Credit Parties in the ordinary course of business within ninety (90) days after the closing of such transfer, sale or other disposal and (iii) promptly after the net cash proceeds from any such sale, transfer or other disposal have been so utilized, Borrower shall deliver to Administrative Agent a certificate executed by a Responsible Officer certifying on behalf of Borrower (A) as to the amount of such net cash proceeds and (B) that such net cash proceeds have been reinvested in accordance with the terms of the foregoing clause (ii), and (h) other sales of assets in the ordinary course of business so long as, after giving effect thereto, Borrower is in compliance with the financial covenants set forth in Section 6.02.
7.06    Sale and Leaseback. No Credit Party will enter into any Sale and Leaseback Transaction, unless each of the following conditions is satisfied: (a) such Credit Party shall promptly give notice of such sale or transfer to Administrative Agent; (b) the net proceeds of such sale or transfer are at least equal to the fair value of the property which is the subject of such sale or transfer; and (c) such Credit Party shall apply, within 365 days after the effective date of such sale or transfer, or shall have committed within one year after such effective date to apply, an amount at least equal to the net proceeds of the sale or transfer of the property which is the subject of such sale or transfer to (A) the repayment of the Loans or (B) the repayment of other Indebtedness owing by any Credit Party or (C) the purchase of property by such Credit Party substantially similar to the property that was the subject of such sale or transfer or (D) in part to such repayment and in part to such purchase or property; provided, however, that if such Credit Party commits to apply an amount at least equal to the net proceeds of a sale or transfer to the repayment of the Loans, the repayment of other Indebtedness or the purchase of property, such commitment shall be made in a written instrument delivered by such Credit Party to Administrative Agent and shall require such Credit Party to so apply said amount within 18 months after the effective date of such sale or transfer, and it shall constitute a breach of the provisions of this Section 7.06 if such Credit Party shall fail so to apply said amount in satisfaction of such commitment.
7.07    Advances, Investments and Loans. No Credit Party will make any Investments except for Permitted Investments.
7.08    Transactions with Affiliates. No Credit Party will enter into any material transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm’s-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

7.09    Fiscal Year; Organizational Documents. No Credit Party will (a) change its fiscal year or (b) in any manner that would reasonably be likely to adversely affect the rights of the Lenders, change its articles or certificate of incorporation or its bylaws, except as permitted by Section 7.04.
7.10    No Limitations. No Credit Party will directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person’s Equity Interests, (b) pay any Indebtedness owed to any other Credit Party, (c) make loans or advances to any other Credit Party or (d) transfer any of its property to any other Credit Party, except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment or net worth provisions in any lease governing a leasehold interest or in any license governing licensed assets, (ii) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of a Credit Party; provided that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of a Credit Party and was not entered into in contemplation of such Person becoming a Subsidiary of a Credit Party, (iii) this Agreement and the other Credit Documents, and (iv) any Indebtedness permitted by Section 7.01(b), (g) or (h) solely to the extent such encumbrance or restriction relates to the property financed by or subject to such Indebtedness.
7.11    No Other Negative Pledges. No Credit Party will enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation except (a) as set forth in (i) the Credit Documents and (ii) any bond indenture or equivalent instrument (or any amendment or supplement thereto) to which such Credit Party is now or hereafter a party, (b) restrictions with respect to Liens on interests in joint ventures provided for in the organizational documents of such joint venture or in any agreement governing Indebtedness of such joint venture, and (c) restrictions permitted by Section 7.10(d)(iv).
7.12    Other Indebtedness. No Credit Party will, if any Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, (a) with respect to any Indebtedness (other than the Indebtedness under the Credit Documents) of such Credit Party, shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof or (b) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment, redemption, acquisition for value or defeasance of (including by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness (other than the Indebtedness under the Credit Documents) of such Credit Party.
7.13    Borrowing Base Limitations. If, as of the last day of the most recent fiscal quarter then ended, the Debt to Capitalization Ratio is greater than fifty-five percent (55%), then until Borrower delivers a Compliance Certificate pursuant to Section 6.01(c) reflecting that the Debt to Capitalization Ratio is equal to or less than fifty-five percent (55%), Borrower shall not permit the aggregate outstanding amount of all Borrowing Base Debt to, at any time, exceed the Borrowing Base.
7.14    Sanctions. No Credit Party will, directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.
7.15    Anti-Corruption Laws. No Credit Party will, directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach any anti-corruption, anti-bribery or anti-money laundering Law, including the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar Laws in other jurisdictions.
Article VIII.    Events of Default and Remedies
8.01    Events of Default. An Event of Default shall exist upon the occurrence, and during the continuation, of any of the following specified events (each an “Event of Default”):
(e)    Payment. Borrower shall default in the payment (i) when due of any principal of any of the Loans or any Unreimbursed Amounts or (ii) within five (5) Business Days of when due of any interest on the Loans or any Unreimbursed Amounts or any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.
(f)    Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect (without duplication of any materiality qualifiers set forth therein) on the date as of which it was made or deemed to have been made.
(g)    Covenants. Borrower shall:
(iii)    default in the due performance or observance of any term, covenant or agreement contained in Sections 6.02, 6.10, 6.14 or 7.01 through 7.15 inclusive;
(iv)    default in the due performance or observance of any term, covenant or agreement contained in Sections 6.01, 6.03, 6.05 or 6.11 and such default shall continue unremedied for a period of five (5) Business Days after the earlier of Borrower becoming aware of such default or notice thereof given by Administrative Agent; or
(v)    default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in paragraphs (a), (b), (c)(i), (c)(ii) or any other paragraph of this Section 8.01) contained in this Agreement and such default shall continue unremedied for a period of at least thirty (30) days after the earlier of Borrower becoming aware of such default or written notice thereof given by Administrative Agent.
(h)    Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least thirty (30) days after the earlier of a Credit Party becoming aware of such default or written notice thereof given by Administrative Agent, or (ii) any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or any Credit Document shall fail to give Administrative Agent and the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

(i)    Guaranties. Any Guaranty or any provision thereof shall cease to be in full force and effect, or any Guarantor thereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under such Guaranty.
(j)    Bankruptcy, Etc. The occurrence of any of the following: (i) a court or governmental agency having jurisdiction shall enter a decree or order for relief in respect of any Credit Party or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Credit Party or any of its Subsidiaries or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against any Credit Party or any of its Subsidiaries and such petition remains unstayed and in effect for a period of sixty (60) consecutive days; or (iii) any Credit Party or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) any Credit Party or any of its Subsidiaries shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.
(k)    Defaults under Other Agreements.
(i)    A Credit Party shall default in the due performance or observance (beyond the applicable grace period with respect thereto) of any material obligation or condition of any contract or lease material to the Credit Parties taken as a whole to which it is a party or by which it or its property is bound; or
(ii)    With respect to any Indebtedness of a Credit Party the principal amount of which is in excess of $25,000,000, individually or in the aggregate (other than Indebtedness outstanding under this Agreement and Non-Recourse Land Financing), (A) any such Credit Party shall (x) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (y) default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, and any such default or other event or condition referenced in this subclause (y) causes the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof, or required to be repurchased, defeased or redeemed (but not including a voluntary repayment of such Indebtedness); or (C) any such Indebtedness shall mature and remain unpaid.
(l)    Judgments. Any judgment, order, or decree (including any judgment, order, or decree with respect to any litigation disclosed pursuant to the Credit Documents) shall be entered against any one or more of the Credit Parties involving a liability of $25,000,000 or more individually, or $50,000,000 or more in the aggregate (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage and in any event not including any Non-Recourse Land Financing), and such judgment, order or decree (i) is the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) thirty (30) days.
(m)    ERISA. The occurrence of any of the following events or conditions: (A) any unpaid contributions required under Section 303 of ERISA and Section 430 of the Code shall exist with respect to any Single Employer Plan, or required under Section 304 or 305 of ERISA and Section 431 or 432 of the Code shall exist with respect to any Multiemployer Plan with respect to any Credit Party’s, any Subsidiary’s or any ERISA Affiliate’s contribution obligations only; (B) any Lien shall arise on the assets of any Credit Party, any of its Subsidiaries or any ERISA Affiliate in favor of the PBGC or a Plan; (C) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (D) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of Administrative Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) any Credit Party, any of its Subsidiaries or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (E) any non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Credit Party, any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party, any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.
(n)    Ownership. There shall occur a Change of Control.
8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(d)    declare the commitment of each Lender to make Loans and any obligation of any L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(e)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower;
(f)    require that Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(g)    exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Credit Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of Administrative Agent or any Lender.
8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent and amounts payable under Article III) payable to Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by Borrower pursuant to Sections 2.03 and 2.15; and
Last, the balance, if any, after all of the Obligations (other than unasserted contingent claims for indemnification or expense reimbursement for which no claim has been asserted or demanded) have been indefeasibly paid in full, to Borrower or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Article IX.    Administrative Agent
9.01    Appointment and Authority. Each of the Lenders and the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as Administrative Agent hereunder and under the other Credit

Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Administrative Agent, the Lenders and the L/C Issuers, and neither Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02    Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, Administrative Agent:
(c)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(d)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(e)    shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.
Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to Administrative Agent by Borrower, a Lender or an L/C Issuer.

Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.
9.04    Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub‑agents appointed by Administrative Agent. Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06    Resignation of Administrative Agent.
(b)    Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of Borrower (which consent shall not be unreasonably withheld or delayed) so long as no Event of Default has occurred and is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(c)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to Borrower and such Person remove such Person as Administrative Agent and, in consultation with Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(d)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(e)    Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and Swing Line Lender. If Bank of

America resigns as an L/C Issuer, it shall (1) retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c), and (2) not take any action intended to directly or indirectly cause any beneficiary of any Letter of Credit issued by Bank of America to draw upon such existing Letter of Credit solely based on Bank of America’s resignation as L/C Issuer. If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon (x) the appointment by Borrower of a successor L/C Issuer or Swing Line Lender hereunder, and (y) the acceptance by the successor L/C Issuer or Swing Line Lender of such appointment (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor L/C Issuer or the other L/C Issuers shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.
9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as Administrative Agent, a Lender or an L/C Issuer hereunder.
9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(c)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and

Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and Administrative Agent under Sections 2.03(i) and 2.03(j), 2.09 and 10.04) allowed in such judicial proceeding; and
(d)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.
Article X.    Miscellaneous
10.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Credit Document, and no consent to any departure by Borrower or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders and Borrower or the applicable Credit Party, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(f)    waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
(g)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(h)    increase the Letter of Credit Sublimit without the written consent of each L/C Issuer;
(i)    postpone any date fixed by this Agreement or any other Credit Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Credit Document without the written consent of each Lender directly affected thereby;
(j)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01 relating to the Fee Letters) any fees or other amounts payable hereunder or under any other Credit Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(k)    change Section 8.03 or any other provision of this Agreement regarding the ratable treatment of Lenders, in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(l)    change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or
(m)    release all or substantially all of the value of the Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 9.01 (in which case such release may be made by Administrative Agent acting alone);
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuers in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Credit Document; (iv) any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
All communications from Administrative Agent to the Lenders requesting the Lenders’ determination, consent, approval, or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent, or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Administrative Agent’s recommended course of action or determination in respect thereof. Each Lender shall reply promptly after receipt of any such request by Administrative Agent; provided, however, that with respect to those matters requiring the consent by the Required Lenders, unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent within ten (10) Business Days after receipt of any such request by Administrative Agent (or such lesser period as may be required under the Credit Documents for Administrative Agent to respond), such Lender shall be deemed to have approved of or consented to such recommendation or determination.
10.02    Notices; Effectiveness; Electronic Communication.

(f)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(x)    if to Borrower or any other Credit Party, Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(xi)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(g)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e‑mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Administrative Agent, the Swing Line Lender, any L/C Issuer or Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business

Day for the recipient.
(h)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE

ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties” and individually, an “Agent Party”) have any liability to Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s, any Credit Party’s or Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(i)    Change of Address, Etc. Each of Borrower, Administrative Agent, each L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to Borrower, Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Borrower or its securities for purposes of United States Federal or state securities laws.
(j)    Reliance by Administrative Agent, L/C Issuer and Lenders. Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Credit Parties shall indemnify Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Credit Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Credit Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04    Expenses; Indemnity; Damage Waiver.
(f)    Costs and Expenses. Borrower shall pay (i) all reasonable out‑of‑pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out‑of‑pocket expenses incurred by the L/C Issuers in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out‑of‑pocket expenses incurred by Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for Administrative Agent, any Lender or any L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of Administrative Agent, any Lender or any L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such documented out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(g)    Indemnification by Borrower. The Credit Parties shall indemnify Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related documented expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including Borrower or any other Credit Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Credit Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) arise out of a dispute solely between or among Indemnified Parties (but excluding any disputes involving Administrative Agent) not resulting from any act or omission of Borrower or (z) result from a claim brought by Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if Borrower or such other Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(h)    Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to Administrative Agent (or any sub-agent thereof), the applicable L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), such L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender) such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent), any L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(i)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(j)    Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.
(k)    Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05    Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Administrative Agent, any L/C Issuer or any Lender, or Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06    Successors and Assigns.
(g)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or

(iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(h)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after having received notice thereof; and provided, further, that Borrower’s consent shall not be required during the primary syndication of the credit facility provided herein;
(B)    the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)    the consent of the L/C Issuers and the Swing Line Lender shall be required for any assignment.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to Borrower or any of Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(i)    Register. Administrative Agent, acting solely for this purpose as an agent of Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(j)    Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the Participant shall deliver the documentation required under Section 3.01(e) to the Lender who sells the participation and the relevant Withholding Agent) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(k)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(l)    Resignation as L/C Issuer or Swing Line Lender after Assignment.
(i)    Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon thirty (30) days’ notice to Borrower, resign as Swing Line Lender. In the event of any such resignation as Swing Line Lender, Borrower shall be entitled to appoint from among the Lenders a successor Swing Line Lender hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as Swing Line Lender. If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon (x) the appointment of a successor Swing Line Lender, and (y) the acceptance by the successor Swing Line Lender of such appointment, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender.
(ii)    Notwithstanding anything to the contrary contained herein, if at any time any Lender assigns all of its Commitment and Loans pursuant to subsection (b) above, such Lender may, upon thirty (30) days’ notice to Borrower and Administrative Agent, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of such Lender as L/C Issuer. If any Lender resigns as L/C Issuer, it shall (1) retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by such L/C Issuer outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)), and (2) not take any action intended to directly or indirectly cause any beneficiary of any Letter of Credit issued by such L/C Issuer to draw upon such existing Letter of Credit solely based on such L/C Issuer’s resignation. Upon (x) the appointment of a successor L/C Issuer, and (y) the acceptance by the successor L/C Issuer of such appointment, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) the successor L/C Issuer or the other L/C Issuers shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to such retiring L/C Issuer to effectively assume the obligations of such L/C Issuer with respect to such Letters of Credit.
10.07    Treatment of Certain Information; Confidentiality. Each of Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that the disclosing party shall use commercially reasonable efforts to notify Borrower prior to the disclosure thereof unless prohibited by applicable Law, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating Borrower or its Subsidiaries or the credit facilities provided hereunder, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (iii) any credit insurance provider relating to Borrower and its Obligations hereunder, (h) with the consent of Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower. For purposes of this Section, “Information” means all information received from Borrower or any Subsidiary relating to Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by Borrower or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of Borrower or any other Credit Party against any and all of the obligations of Borrower or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations of Borrower or such Credit Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuers and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify Borrower and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Credit Documents, and any separate letter agreements with respect to fees payable to Administrative Agent or the L/C Issuers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
10.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
10.12    Severability. If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by Administrative Agent, the L/C Issuers or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13    Replacement of Lenders. If Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(h)    Borrower shall have paid to Administrative Agent the assignment fee (if any) specified in Section 10.06(b);
(i)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);
(j)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(k)    such assignment does not conflict with applicable Laws; and

(l)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.
10.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (EXCEPT, AS TO ANY OTHER CREDIT DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. BORROWER AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST BORROWER OR ANY OTHER CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. BORROWER AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST

EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), Borrower and each other Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by Administrative Agent, the Arrangers, and the Lenders are arm’s-length commercial transactions between Borrower, each other Credit Party and their respective Affiliates, on the one hand, and Administrative Agent, the Arrangers, and the Lenders, on the other hand, (B) each of Borrower and the other Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Borrower and each other Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, any other Credit Party or any of their respective Affiliates, or any other Person and (B) neither Administrative Agent, any Arranger nor any Lender has any obligation to Borrower, any other Credit Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, the other Credit Parties and their respective Affiliates, and neither Administrative Agent, any Arranger, nor any Lender has any obligation to disclose any of such interests to Borrower, any other Credit Party or any of their respective Affiliates. To the fullest extent permitted by law, each of Borrower and each other Credit Party hereby waives and releases any claims that it may have against Administrative Agent, any Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it.
10.18    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Act. Borrower shall, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
10.19    Time of the Essence. Time is of the essence of the Credit Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
PULTEGROUP, INC.
By:
Name:
Title:

BANK OF AMERICA, N.A., as
Administrative Agent
By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender, an L/C Issuer and Swing Line Lender
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., in its capacity as Syndication Agent, and individually as a Lender and an L/C Issuer
By:
Name:
Title:

BRANCH BANKING AND TRUST COMPANY, as a Lender
By:
Name:
Title:

BNP PARIBAS, as a Lender and an L/C Issuer
By:
Name:
Title:

CITIBANK, N.A., as a Lender and L/C Issuer
By:
Name:
Title:

COMERICA BANK, as a Lender
By:
Name:
Title:

FIFTH THIRD BANK, as a Lender and an L/C Issuer
By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as a Lender and an L/C Issuer
By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC, as a Lender and an L/C Issuer
By:
Name:
Title:

SUNTRUST BANK, as a Lender and an L/C Issuer
By:
Name:
Title:

TD BANK, N.A., as a Lender and an L/C Issuer
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and an L/C Issuer
By:
Name:
Title:

SCHEDULE 1.01

EXISTING LETTERS OF CREDIT

L/C Issuer: Bank of America:

Bond/LC	Beneficiary	Bond/LC Type	Current Amount	Issue Date	Expire Date
3044036	City of Durham	PERFORMANCE	$151,764.00	2/11/2005	2/11/2015
3044276	Los Angeles Dept of Water	FINANCIAL GUARANTEE	$132,214.00	10/12/2004	10/12/2014
3044277	Los Angeles Dept of Water	FINANCIAL GUARANTEE	$174,400.00	10/12/2004	10/12/2014
3067144	Delmarva Power & Light	FINANCIAL GUARANTEE	$21,435.00	10/19/2005	10/19/2014
3067615	Buist, Byars, Pearce, Taylor	FINANCIAL GUARANTEE	$303,596.35	4/5/2006	3/29/2015
3067633	Gloucester County	PERFORMANCE	$5,000.00	6/9/2006	6/9/2015
3067694	Gloucester County	PERFORMANCE	$5,000.00	6/9/2006	6/9/2015
3067857	Gloucester County	PERFORMANCE	$400,000.00	9/15/2006	9/15/2014
3068115	Manchester Township	PERFORMANCE	$250,000.00	11/21/2006	11/21/2014
3068253	US National Bank	FINANCIAL GUARANTEE	$723,588.00	2/28/2007	2/28/2015
3068298	Delmarva Power & Light	FINANCIAL GUARANTEE	$56,540.00	3/12/2007	3/12/2015
3068311	Delmarva Power & Light	FINANCIAL GUARANTEE	$50,902.00	5/2/2007	5/1/2015
3068468	Delmarva Power & Light	FINANCIAL GUARANTEE	$166,846.00	7/3/2007	6/30/2015
3068470	City of O’Fallon	FINANCIAL GUARANTEE	$46,654.00	7/18/2007	7/16/2015
3068473	City of O’Fallon	PERFORMANCE	$14,278.00	8/17/2007	8/17/2014

Schedule 1.01 - 1
Existing Letters of Credit

Bond/LC	Beneficiary	Bond/LC Type	Current Amount	Issue Date	Expire Date
3068746	VA Dept of Health	FINANCIAL GUARANTEE	$3,000.00	10/4/2007	9/26/2014
3068750	Delmarva Power & Light	PERFORMANCE	$48,762.00	10/9/2007	9/30/2014
3068752	Delmarva Power & Light	PERFORMANCE	$60,877.00	10/12/2007	12/30/2014
3068854	City of O’Fallon	PERFORMANCE	$138,279.50	10/30/2007	10/26/2014
3068855	City of Carver	PERFORMANCE	$99,300.00	8/21/2008	10/14/2014
3068865	City of O’Fallon	PERFORMANCE	$67,556.50	2/5/2008	2/1/2015
3068870	APS	PERFORMANCE	$59,646.51	1/15/2008	5/1/2015
3068871	APS	PERFORMANCE	$118,913.00	1/15/2008	5/1/2015
3069134	APS	PERFORMANCE	$28,300.00	2/11/2008	5/1/2015
3069139	City of O’Fallon	PERFORMANCE	$97,150.31	2/26/2008	3/31/2015
3069143	APS	PERFORMANCE	$101,428.00	3/6/2008	2/28/2015
3069149	City of O’Fallon	PERFORMANCE	$109,690.50	3/26/2008	3/31/2015
3069294	Grand Strand Water/Sewer Authority	PERFORMANCE	$3,864.53	4/7/2008	4/7/2015
3069307	APS	PERFORMANCE	$159,334.01	5/19/2008	5/13/2015
3069594	James City County	PERFORMANCE	$45,000.00	8/11/2008	7/1/2015
3069599	City of Carver	PERFORMANCE	$60,400.00	9/26/2008	5/1/2015
3069843	City of Wheat Ridge	PERFORMANCE	$52,000.00	2/13/2009	1/29/2015
3069845	Horry County	PERFORMANCE	$109,423.90	2/12/2009	1/29/2015
3070514	APS	PERFORMANCE	$505,492.00	6/10/2009	7/10/2015
3070934	FIRST AMERICAN TITLE INS CO	PERFORMANCE	$200,000.00	4/1/2013	4/12/2015
3070935	CITY OF BRENTWOOD	PERFORMANCE	$103,609.00	12/30/2010	6/14/2015
3070936	CITY OF BRENTWOOD	PERFORMANCE	$85,782.00	12/30/2010	6/14/2015
3070937	CITY OF BRENTWOOD	PERFORMANCE	$34,722.00	12/30/2010	6/14/2015
3070938	CITY OF BRENTWOOD	PERFORMANCE	$76,768.00	12/30/2010	6/14/2015
3070940	City of Lebanon	PERFORMANCE	$88,000.00	3/16/2011	3/10/2015
3070941	CITY OF BRENTWOOD	PERFORMANCE	$60,002.00	4/1/2011	4/1/2015
3070942	CITY OF BRENTWOOD	PERFORMANCE	$16,085.00	4/1/2011	4/1/2015
3070944	State of Nevada	RISK & INSURANCE	$30,000.00	6/7/2011	5/12/2015

Schedule 1.01 - 2
Existing Letters of Credit

Bond/LC	Beneficiary	Bond/LC Type	Current Amount	Issue Date	Expire Date
3070945	SUMNER COUNTY HIGHWAY DEPT	PERFORMANCE	$57,000.00	12/12/2013	12/5/2014
3070946	CITY OF BRENTWOOD	PERFORMANCE	$332,500.00	8/18/2011	8/16/2014
3070947	City of Brentwood	PERFORMANCE	$326,520.00	12/6/2012	12/6/2014
3070948	MILCROFTON UTILITY DISTRICT	PERFORMANCE	$320,000.00	12/13/2013	12/12/2014
3070949	CITY OF BRENTWOOD	PERFORMANCE	$466,303.00	1/9/2014	1/7/2016
3070950	Union County	PERFORMANCE	$22,823.00	1/14/2014	1/14/2015
3070951	TOWN OF BLUFFTON	PERFORMANCE	$192,000.00	2/27/2014	2/27/2015
3117497	City of Lebanon	PERFORMANCE	$473,775.00	7/5/2011	7/5/2015
3121351	RIVER ROAD HP LLC	FINANCIAL GUARANTEE	$500,000.00	4/10/2014	5/1/2015
3121352	HALL COUNTY BOARD OF COMMISSIONERS	PERFORMANCE	$197,752.00	4/21/2014	4/20/2015
3121353	POLK COUMTY BOARD OF COUNTY COMMISSIONERS	PERFORMANCE	$1,120,747.14	5/12/2014	1/31/2016
3121354	CITY OF BROOKLYN PARK	PERFORMANCE	$2,459,400.00	5/9/2014	5/7/2015
3121355	CITY OF BROOKLYN PARK	PERFORMANCE	$121,677.00	5/9/2014	5/8/2015
3121356	CITY OF NOVI	PERFORMANCE	$3,870,894.24	5/13/2014	5/8/2015
3121357	MARSH REALTY COMPANY	FINANCIAL GUARANTEE	$500,000.00	5/19/2014	5/19/2015
3121358	LANCASTER COUNTY SC	PERFORMANCE	$44,824.63	5/15/2014	5/15/2015
3121359	LANCASTER COUNTY SC	PERFORMANCE	$28,735.63	5/15/2014	5/15/2015
3121360	LANCASTER COUNTY SC	PERFORMANCE	$83,814.63	5/15/2014	5/15/2015
3121362	POLK COUNTY BOARD OF COMMISSIONERS	PERFORMANCE	$1,389,860.46	5/29/2014	1/31/2015
3121363	CHARTER TOWNSHIP OF ORION	PERFORMANCE	$2,500,000.00	5/29/2014	5/29/2015
3121364	CHARTER TOWNSHIP OF ORION	PERFORMANCE	$100,000.00	5/29/2014	5/29/2015
3121365	Title Security Agency LLC	PERFORMANCE	$160,305.72	6/5/2014	5/29/2015
3121367	COUNTY OF KANE	PERFORMANCE	$10,000.00	6/13/2014	6/30/2016
3121368	VILLAGE OF WOODRIDGE	PERFORMANCE	$4,290,689.00	6/23/2014	6/23/2015
3121369	CITY OF PLYMOUTH	PERFORMANCE	$17,312.50	6/26/2014	6/26/2015
3121370	CITY OF PLYMOUTH	PERFORMANCE	$122,547.00	6/26/2014	6/26/2015
3121511	CITY OF PLYMOUTH	PERFORMANCE	$93,400.00	6/26/2014	6/26/2015

Schedule 1.01 - 3
Existing Letters of Credit

Bond/LC	Beneficiary	Bond/LC Type	Current Amount	Issue Date	Expire Date
3121512	DUKE ENERGY PROGRESS	PERFORMANCE	$11,277.12	6/26/2014	6/26/2015
3121513	MINNEHAHA CREEK WATERSHED DISTRICT	PERFORMANCE	$50,220.00	6/30/2014	6/30/2015
3121514	JOHN F COOK PA	FINANCIAL GUARANTEE	$1,492,050.00	7/7/2014	7/3/2015
3121515	DUCKETT CREEK SANITARY DISTRICT	PERFORMANCE	$126,038.62	7/7/2014	7/3/2015
3121517	CITY OF PLYMOUTH	PERFORMANCE	$60,500.00	7/7/2014	7/7/2015
3121518	ARNSTEIN & LAHR LLP	FINANCIAL GUARANTEE	$50,000.00	7/9/2014	7/8/2015
3121520	PGP Title Inc.	PERFORMANCE	$27,945.00	7/15/2014	7/15/2015
3121521	PGP Title Inc.	PERFORMANCE	$41,921.00	7/15/2014	7/15/2015
3121522	PGP Title Inc.	PERFORMANCE	$30,081.00	7/15/2014	7/15/2015
3121523	TOWN OF FUQUAY VARINA	PERFORMANCE	$111,300.00	7/16/2014	7/16/2015
3121524	TOWN OF FUQUAY VARINA	PERFORMANCE	$30,825.00	7/16/2014	7/16/2015
3121527	CHARLESTON COMMISSIONERS OF PUBLIC WORKS	PERFORMANCE	$13,974.20	7/17/2014	7/17/2016
3121528	CHARLESTON COMMISSIONERS OF PUBLIC WORKS	PERFORMANCE	$10,120.00	7/17/2014	7/17/2016

Schedule 1.01 - 4
Existing Letters of Credit

L/C Issuer: JPMorgan Chase:

Bond/LC	Beneficiary	Bond/LC Type	Current Amount	Issue Date	Expire Date
D-249445	Chase Manhattan Mortgage	FINANCIAL GUARANTEE	$500,000.00	6/30/2004	5/30/2015
S-425643	OAKLAND COUNTY ROAD COMMISSION	PERFORMANCE	$19,000.00	12/16/2013	12/11/2014
S-538059	Town of Newburgh	FINANCIAL GUARANTEE	$111,500.00	12/30/2008	11/10/2014
S-577549	Certilman Balin Adler and Hyman	FINANCIAL GUARANTEE	$300,000.00	11/27/2007	11/28/2014
S-649420	Village of Oswego	PERFORMANCE	$16,511.30	8/25/2005	2/9/2015
S-651184	Cheshire Crossing HOA	PERFORMANCE	$10,000.00	6/12/2006	6/11/2015
S-651866	Certilman Balin Adler & Hyman	FINANCIAL GUARANTEE	$300,000.00	11/10/2006	11/10/2014
TFTS-422695	PROGRESS ENERGY CAROLINAS	PERFORMANCE	$45,732.93	11/16/2012	11/16/2014
TFTS-422696	PROGRESS ENERGY CAROLINAS	PERFORMANCE	$38,142.49	12/19/2012	12/19/2014
TFTS-422697	CITY OF NAPERVILLE	PERFORMANCE	$787,308.89	7/12/2013	6/30/2015
TFTS-422698	CITY OF NAPERVILLE	PERFORMANCE	$167,241.25	7/12/2013	6/30/2015
TFTS-422699	CITY OF NAPERVILLE	PERFORMANCE	$346,301.21	7/12/2013	6/30/2015
TFTS-425640	CITY OF NAPERVILLE	PERFORMANCE	$290,558.07	7/11/2013	6/30/2015
TFTS-425641	CITY OF NAPERVILLE	PERFORMANCE	$92,034.69	7/12/2013	6/30/2015
TFTS-425642	CITY OF NAPERVILLE	PERFORMANCE	$104,473.87	7/11/2013	6/30/2015
TFTS-425645	CITY OF VICTORIA	PERFORMANCE	$1,578,937.00	4/18/2014	4/17/2015
TFTS-425646	CITY OF NAPERVILLE	PERFORMANCE	$1,264,845.95	4/29/2014	4/18/2015
TFTS-425647	CITY OF NAPERVILLE	PERFORMANCE	$2,547,440.67	4/29/2014	4/18/2015
TFTS-425648	TREASURER, COUNTY OF LAKE	PERFORMANCE	$78,200.00	6/3/2014	5/30/2016

Schedule 1.01 - 5
Existing Letters of Credit

L/C Issuer: PNC Bank:

Bond/LC	Beneficiary	Bond/LC Type	Current Amount	Issue Date	Expire Date
18100506	SOUTH WHITEHALL TOWNSHIP	PERFORMANCE	$214,150.26	8/31/2004	9/2/2014
18100507	UPPER MACUNGIE TOWNSHIP	PERFORMANCE	$61,413.15	8/31/2004	9/2/2014
18103077	Lehigh County Authority	PERFORMANCE	$317,484.71	4/10/2006	4/6/2015
18103078	Upper Macungie Township	PERFORMANCE	$1,063,756.07	4/5/2006	4/6/2015
18104610	East Brandywine Township Municipal Authority	PERFORMANCE	$41,466.12	5/2/2007	5/2/2015
18113919	TOWNSHIP OF UPPER MACUNGIE	PERFORMANCE	$256,062.95	10/14/2010	10/14/2014
18113920	TOWNSHIP OF UPPER MACUNGIE	PERFORMANCE	$132,400.63	10/14/2010	10/14/2014
18113921	TOWNSHIP OF UPPER MACUNGIE	PERFORMANCE	$337,037.48	10/14/2010	10/14/2014
18113922	TOWNSHIP OF UPPER MACUNGIE	PERFORMANCE	$513,408.04	10/14/2010	10/14/2014
18114203	East Brandywine Township Municipal Authority	PERFORMANCE	$186,546.10	12/8/2010	12/8/2014
18122072	BOARD OF SUPERVISORS OF FAIRFAX COUNTY VA	PERFORMANCE	$109,800.00	7/18/2014	7/18/2016
18122073	BOARD OF SUPERVISORS OF FAIRFAX COUNTY VA	PERFORMANCE	$7,700.00	7/18/2014	7/18/2016
18122074	BOARD OF SUPERVISORS OF FAIRFAX COUNTY VA	PERFORMANCE	$71,800.00	7/18/2014	7/18/2016

Schedule 1.01 - 6
Existing Letters of Credit

L/C Issuer: SunTrust:

Bond/LC	Beneficiary	Bond/LC Type	Current Amount	Issue Date	Expire Date
70000000	CITY OF FRANKLIN	PERFORMANCE	$1,350,000.00	5/12/2014	5/12/2015
70000060	CITY OF LEBANON	PERFORMANCE	$170,000.00	5/28/2014	5/27/2015
70000061	CITY OF LEBANON	PERFORMANCE	$50,000.00	5/28/2014	5/27/2015
70000067	SHUTTS & BOWEN LLP	FINANCIAL GUARANTEE	$1,208,750.00	5/30/2014	5/30/2015
70000079	BOARD OF COUNTY COMMISSIONERS OF POLK COUNTY	PERFORMANCE	$29,747.98	6/12/2014	7/31/2015
70000098	WEST WILSON UTILITY	PERFORMANCE	$115,270.00	6/17/2014	6/16/2016
70000099	WEST WILSON UTILITY	PERFORMANCE	$104,335.00	6/17/2014	6/16/2016
70000112	LINQUE FLEMINGTON II LLC	FINANCIAL GUARANTEE	$800,000.00	6/20/2014	5/14/2015
70000157	BARRON COLLIER COMPANY LTD	PERFORMANCE	$2,298,894.00	7/11/2014	7/11/2015
F850313	State of New Jersey	FINANCIAL GUARANTEE	$300,000.00	6/7/2007	6/10/2015
F850908	New Jersey Real Estate Commission	FINANCIAL GUARANTEE	$250,000.00	9/10/2007	9/12/2014
F851787	Hernando County	FINANCIAL GUARANTEE	$200,000.00	2/19/2008	10/31/2014
F851816	Fairfax County	PERFORMANCE	$141,300.00	2/22/2008	8/22/2014
F852267	City of Mt. Juliet	PERFORMANCE	$26,299.01	5/27/2008	5/31/2015
F852870	Fairfax County	PERFORMANCE	$233,400.00	9/2/2008	3/2/2015
F852956	Fairfax County	PERFORMANCE	$1,828,800.00	9/17/2008	2/5/2015
F853197	City of Mt. Juliet	PERFORMANCE	$44,885.78	11/12/2008	11/13/2014
F853660	Fairfax County	FINANCIAL GUARANTEE	$231,900.00	4/15/2009	4/16/2015
F853662	Hall County	PERFORMANCE	$81,282.00	4/16/2009	4/16/2015
F853982	Hall County	PERFORMANCE	$20,059.00	8/19/2009	8/19/2014

Schedule 1.01 - 7
Existing Letters of Credit

Bond/LC	Beneficiary	Bond/LC Type	Current Amount	Issue Date	Expire Date
F854137	Roetzel & Andress	FINANCIAL GUARANTEE	$2,750,000.00	10/7/2009	10/8/2014
F854148	City of Plymouth	PERFORMANCE	$17,500.00	10/13/2009	11/30/2014
F854351	City of Lebanon	PERFORMANCE	$183,000.00	1/11/2010	1/11/2015
F854525	City of Brentwood	PERFORMANCE	$24,023.00	3/24/2010	3/24/2015
F854587	HALL COUNTY BOARD OF COMMISSIONERS	PERFORMANCE	$70,000.00	5/4/2010	4/30/2015
F854699	CITY OF LEBANON ENGINEERING DEPARTMENT	PERFORMANCE	$217,500.00	6/18/2010	6/18/2015
F854805	City of Mt. Juliet	PERFORMANCE	$43,825.33	8/4/2010	6/14/2015
F855359	Town of Morrisville	PERFORMANCE	$73,786.50	5/12/2011	5/10/2015
F855702	CITY OF MT JULIET PUBLIC WORKS DEPT	PERFORMANCE	$201,856.19	11/14/2011	11/14/2014
F855703	CITY OF MT JULIET PUBLIC WORKS DEPT	PERFORMANCE	$33,995.11	11/14/2011	11/14/2014
F855704	CITY OF MT JULIET PUBLIC WORKS DEPT	PERFORMANCE	$63,979.60	11/14/2011	11/14/2014
F855748	CITY OF MT JULIET PUBLIC WORKS DEPT	PERFORMANCE	$20,492.31	12/7/2011	12/6/2014
F855749	CITY OF MT JULIET PUBLIC WORKS DEPT	PERFORMANCE	$212,468.40	12/7/2011	12/6/2014
F855750	CITY OF MT JULIET PUBLIC WORKS DEPT	PERFORMANCE	$231,934.20	12/7/2011	12/6/2014
F856052	CITY OF MT JULIET PUBLIC WORKS DEPT	PERFORMANCE	$267,386.63	6/4/2012	6/1/2015
F856053	CITY OF MT JULIET PUBLIC WORKS DEPT	PERFORMANCE	$52,034.95	6/4/2012	6/1/2015
F856065	City of Franklin	PERFORMANCE	$19,000.00	6/12/2012	6/12/2015
F856183	City of Franklin	PERFORMANCE	$248,100.00	9/14/2012	9/14/2014
F856189	City of Franklin	PERFORMANCE	$74,000.00	9/17/2012	9/17/2014
F856258	CITY OF MT JULIET PUBLIC WORKS DEPT	PERFORMANCE	$152,799.12	11/8/2012	11/8/2014
F856259	CITY OF MT JULIET PUBLIC WORKS DEPT	PERFORMANCE	$19,519.50	11/8/2012	11/9/2014
F856371	CITY OF MT JULIET PUBLIC WORKS DEPT	PERFORMANCE	$256,820.40	1/29/2013	1/29/2015
F856372	CITY OF MT JULIET PUBLIC WORKS DEPT	PERFORMANCE	$33,162.00	1/29/2013	1/29/2015
F856427	COLLIER INSURANCE AGENCY LLC	PERFORMANCE	$1,397,865.00	2/26/2013	2/26/2015
F856528	CITY OF MT JULIET PUBLIC WORKS DEPT	PERFORMANCE	$96,604.83	5/2/2013	5/2/2015
F856529	CITY OF MT JULIET PUBLIC WORKS DEPT	PERFORMANCE	$62,604.74	5/2/2013	5/2/2015
F856544	City of Franklin	PERFORMANCE	$68,000.00	5/16/2013	5/16/2015
F856627	WEST WILSON UTILITY	PERFORMANCE	$225,910.00	7/12/2013	7/11/2015

Schedule 1.01 - 8
Existing Letters of Credit

Bond/LC	Beneficiary	Bond/LC Type	Current Amount	Issue Date	Expire Date
F856628	WEST WILSON UTILITY	PERFORMANCE	$191,150.00	7/12/2013	7/11/2015
F856635	TEXAS-NEW MEXICO POWER CO	PERFORMANCE	$28,500.00	7/16/2013	12/31/2014
F856642	City of Franklin	PERFORMANCE	$470,200.00	7/25/2013	7/25/2015
F856751	CITY OF LEBANON	PERFORMANCE	$320,000.00	10/10/2013	10/8/2014
F856752	CITY OF LEBANON	PERFORMANCE	$221,500.00	10/10/2013	10/8/2014
F856753	CITY OF LEBANON	PERFORMANCE	$89,000.00	10/10/2013	10/8/2014
F856754	CITY OF LEBANON	PERFORMANCE	$64,500.00	10/10/2013	10/8/2014
F856795	CITY OF MT JULIET	PERFORMANCE	$388,762.00	11/8/2013	11/8/2014
F856796	CITY OF MT JULIET	PERFORMANCE	$98,498.00	11/8/2013	11/8/2014
F856797	City of Franklin	PERFORMANCE	$97,000.00	11/8/2013	11/8/2014
F856834	CITY OF MT JULIET	PERFORMANCE	$27,000.00	12/5/2013	12/3/2014
F856836	Polk County board of County Commissioners	PERFORMANCE	$1,836,538.26	12/11/2013	1/31/2015
F856850	SLF RUBY JONES LLC	PERFORMANCE	$100,000.00	12/18/2013	12/16/2014
F856873	Polk County board of County Commissioners	MAINTENANCE	$42,973.49	1/10/2014	2/28/2015
F856884	CITY OF FRANKLIN	PERFORMANCE	$2,159,500.00	1/17/2014	11/7/2014
F856929	CITY OF FRANKLIN	PERFORMANCE	$450,000.00	2/21/2014	2/18/2015
F856936	BOLANOS TRUXTON PA	FINANCIAL GUARANTEE	$350,000.00	2/27/2014	2/27/2015
F856981	CITY OF LEBANON	PERFORMANCE	$134,000.00	3/26/2014	3/25/2015
F856982	CITY OF LEBANON	PERFORMANCE	$52,000.00	3/25/2014	3/26/2015
F856985	WEST WILSON UTILITY	PERFORMANCE	$115,535.00	3/27/2014	3/26/2016
F856986	WEST WILSON UTILITY	PERFORMANCE	$14,200.00	3/27/2014	3/26/2016
F857008	TEXAS NEW MEXICO POWER CO	PERFORMANCE	$76,500.00	4/16/2014	4/9/2016
F857036	CITY OF MT JULIET	PERFORMANCE	$288,094.47	5/1/2014	5/1/2016
F857037	CITY OF MT JULIET	PERFORMANCE	$126,478.00	5/1/2014	5/1/2016
P000724	LOUDOUN COUNTY	PERFORMANCE	$103,840.00	8/21/2003	4/20/2015
P001286	CITY OF BRUNSWICK	PERFORMANCE	$46,940.98	5/17/2004	9/25/2014
P002076	Stafford County	PERFORMANCE	$404,890.00	3/23/2005	4/1/2015
P003025	Collier County	PERFORMANCE	$269,334.64	3/13/2006	3/13/2015

Schedule 1.01 - 9
Existing Letters of Credit

Bond/LC	Beneficiary	Bond/LC Type	Current Amount	Issue Date	Expire Date
P003220	Ava Maria Utility Company	PERFORMANCE	$515,189.51	5/3/2006	5/3/2015
P003221	Ava Maria Utility Company	PERFORMANCE	$141,318.00	5/3/2006	5/3/2015
P601030	VERMONT INS. COMM	FINANCIAL GUARANTEE	$250,000.00	6/22/2000	8/1/2014
P601484	STRATEGIC CAPITAL RESOUR	FINANCIAL GUARANTEE	$250,000.00	4/23/2002	4/4/2015

Schedule 1.01 - 10
Existing Letters of Credit

L/C Issuer: Wells Fargo Bank N.A.:

Bond/LC	Beneficiary	Bond/LC Type	Current Amount	Issue Date	Expire Date
IS0012787	TOWN OF CARY	PERFORMANCE	$905,666.04	6/26/2012	6/26/2015
IS0014015	TOWN OF CARY	PERFORMANCE	$392,766.15	8/2/2012	8/2/2014
IS0016411U	TOWN OF CARY	MAINTENANCE	$299,592.00	10/30/2012	10/30/2014
IS0016530U	City of Maple Grove	PERFORMANCE	$511,300.00	11/2/2012	2/1/2015
IS0016531U	City of Maple Grove	PERFORMANCE	$75,800.00	11/2/2012	2/1/2015
IS0017023U	City of Maple Grove	PERFORMANCE	$363,500.00	11/27/2012	11/27/2014
IS0020079U	TOWN OF CARY	PERFORMANCE	$171,034.85	1/11/2013	1/11/2015
IS0020087U	TOWN OF CARY	MAINTENANCE	$176,380.00	1/11/2013	1/11/2015
IS0020091U	Horry County Engineering	MAINTENANCE	$12,195.00	1/16/2013	3/31/2015
is0021078u	Horry County Engineering	PERFORMANCE	$15,311.00	1/23/2013	7/22/2014
IS0025261U	INDIAN RIVER COUNTY BOARD OF COMMISSIONERS	PERFORMANCE	$60,456.25	3/13/2013	6/12/2015
IS0029091U	LANCASTER COUNTY SC	PERFORMANCE	$60,620.00	4/24/2013	4/24/2015
IS0029763U	LANCASTER COUNTY SC	PERFORMANCE	$56,615.00	4/29/2013	4/29/2015
IS0030140U	TOWN OF CARY	PERFORMANCE	$139,817.03	4/30/2013	4/30/2015
IS0037685U	LANCASTER COUNTY SC	PERFORMANCE	$45,784.38	5/30/2013	5/30/2015
is0049398u	City of Maple Grove	PERFORMANCE	$748,500.00	6/28/2013	2/1/2015
IS0049403U	City of Maple Grove	PERFORMANCE	$88,100.00	6/28/2013	2/1/2015
IS0050365U	Clear-Springs Springfield et al	FINANCIAL GUARANTEE	$500,000.00	7/3/2013	7/31/2014
IS0055066U	CITY OF SAVAGE	PERFORMANCE	$631,153.10	7/17/2013	7/7/2015
IS0059985U	LANCASTER COUNTY SC	PERFORMANCE	$7,432.25	7/30/2013	7/30/2014
IS0060065U	LANCASTER COUNTY SC	PERFORMANCE	$4,767.00	7/30/2013	7/30/2014
IS0060090U	LANCASTER COUNTY SC	PERFORMANCE	$12,337.50	8/13/2013	7/30/2014
IS0060385U	University Title Services	FINANCIAL GUARANTEE	$1,250,000.00	7/31/2013	7/31/2015
IS0060805U	TOWN OF CARY	PERFORMANCE	$113,656.43	8/1/2013	8/1/2014
IS0067565U	Lancaster County	PERFORMANCE	$90,041.88	8/28/2013	8/28/2014

Schedule 1.01 - 11
Existing Letters of Credit

IS0099028U	TOWN OF CARY	MAINTENANCE	$81,244.00	10/10/2013	10/10/2014
IS0111645U	LANCASTER COUNTY SC	PERFORMANCE	$24,216.25	11/15/2013	11/15/2014
IS0111725U	LANCASTER COUNTY SC	PERFORMANCE	$51,164.38	11/15/2013	11/15/2014
IS0129826U	TOWN OF CARY	PERFORMANCE	$85,658.25	12/12/2013	12/12/2014
IS0129928U	TOWN OF CARY	MAINTENANCE	$97,340.00	12/12/2013	12/12/2014
IS0133885U	LANCASTER COUNTY SC	PERFORMANCE	$20,363.00	12/19/2013	12/19/2014
IS0133886U	LANCASTER COUNTY SC	PERFORMANCE	$47,265.75	12/19/2013	12/19/2014
IS0133905U	LANCASTER COUNTY SC	PERFORMANCE	$19,356.75	12/19/2013	12/19/2014
IS0135485U	TOWN OF CARY	MAINTENANCE	$76,032.00	12/24/2013	12/24/2014
IS0135486U	TOWN OF CARY	PERFORMANCE	$42,780.00	12/24/2013	12/24/2014
IS0140594U	TOWN OF CARY	MAINTENANCE	$76,032.00	1/9/2014	1/9/2015
IS0141265U	TOWN OF CARY	PERFORMANCE	$53,429.55	1/9/2014	1/9/2015
IS0148785U	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	PERFORMANCE	$284,600.76	2/27/2014	8/27/2016
IS0148813U	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	PERFORMANCE	$222,115.00	2/27/2014	8/27/2016
IS0148814U	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	PERFORMANCE	$27,600.76	2/27/2014	8/27/2016
IS0150965U	ORANGE COUNTY FLORIDA	PERFORMANCE	$191,596.55	4/3/2014	5/15/2015
IS0151029U	LANCASTER COUNTY SC	PERFORMANCE	$27,315.50	2/19/2014	2/19/2015
IS0151030U	LANCASTER COUNTY	PERFORMANCE	$62,761.60	2/19/2014	2/19/2015
IS0155680U	CITY OF SHOREVIEW	PERFORMANCE	$1,065,777.50	3/12/2014	3/12/2015
IS0155685U	CITY OF SHOREVIEW	PERFORMANCE	$50,000.00	3/12/2014	3/12/2015
IS0159226U	BOARD OF SUPERVISORS OF STAFFORD COUNTY VA	PERFORMANCE	$165,503.00	4/21/2014	6/21/2016
IS0159250U	INDIAN RIVER COUNTY BOARD OF COUNTY COMMISSIONERS	PERFORMANCE	$553,277.81	3/27/2014	7/31/2015
IS0159510U	TOWN OF CARY	PERFORMANCE	$2,880,284.30	3/25/2014	3/25/2015
IS0171706U	LANCASTER COUNTY SC	PERFORMANCE	$149,937.50	4/28/2014	4/25/2015
IS0171778U	LANCASTER COUNTY SC	PERFORMANCE	$184,910.00	4/28/2014	4/28/2015
IS0171782U	LANCASTER COUNTY SC	PERFORMANCE	$238,075.00	4/28/2014	4/28/2015
IS0171783U	LANCASTER COUNTY SC	PERFORMANCE	$263,887.50	4/28/2014	4/28/2015

Schedule 1.01 - 12
Existing Letters of Credit

IS0171785U	LANCASTER COUNTY SC	PERFORMANCE	$580,818.75	4/28/2014	4/21/2015
IS0175110U	LANCASTER COUNTY SC	PERFORMANCE	$23,882.50	5/7/2014	5/7/2015
IS0175806U	BOARD OF SUPERVISORS OF STAFFORD COUNTY VA	PERFORMANCE	$260,391.00	5/13/2014	8/8/2016
IS0190906U	CLEAR SPRINGS SPRINGFIELD LLC ETAL	FINANCIAL GUARANTEE	$500,000.00	6/4/2014	6/3/2015
IS0203547U	INDIAN RIVER COUNTY BOARD OF COUNTY COMMISSIONERS	PERFORMANCE	$87,500.00	7/3/2014	9/26/2016
IS0211768U	City of Savage	PERFORMANCE	$651,181.25	7/15/2014	7/15/2015
IS0213647U	CITY OF MAPLE GROVE	PERFORMANCE	$80,300.00	7/18/2014	2/1/2015
IS0213648U	CITY OF MAPLE GROVE	PERFORMANCE	$1,117,700.00	7/18/2014	2/1/2015
SM236575W	Charleston Water System	MAINTENANCE	$7,573.22	2/3/2010	2/2/2015
SM236805W	Charleston Water System	PERFORMANCE	$19,038.73	3/15/2010	3/14/2015
SM236806W	Charleston Water System	PERFORMANCE	$5,409.31	3/15/2010	3/14/2015
SM236964W	Carleston Water System	MAINTENANCE	$10,712.14	4/8/2010	3/31/2015
SM237356W	CHARLESTON WATER SYSTEM	PERFORMANCE	$19,038.73	6/15/2010	6/11/2015
SM238602W	Horry County Engineering	PERFORMANCE	$4,412.85	2/1/2011	6/14/2015

Schedule 1.01 - 13
Existing Letters of Credit

SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$50,000,000	10.000000000%
BNP Paribas	$50,000,000	10.000000000%
Citibank, N.A.	$50,000,000	10.000000000%
Comerica Bank	$50,000,000	10.000000000%
JPMorgan Chase Bank, N.A.	$50,000,000	10.000000000%
PNC Bank, National Association	$50,000,000	10.000000000%
The Royal Bank of Scotland plc	$50,000,000	10.000000000%
SunTrust Bank	$50,000,000	10.000000000%
Branch Banking and Trust Company	$37,500,000	7.5000000000%
Fifth Third Bank	$25,000,000	5.000000000%
Wells Fargo Bank, National Association	$25,000,000	5.000000000%
T.D. Bank, N.A.	$12,500,000	2.500000000%

Total	$500,000,000	100.000000000%

Schedule 2.01 - 1
Commitments and Applicable Percentages

SCHEDULE 5.09

EXISTING LIENS

None.

Schedule 5.09 - 1
Existing Liens

SCHEDULE 5.10

EXISTING INDEBTEDNESS

None.

Schedule 5.10 - 1
Existing Indebtedness

SCHEDULE 5.11

LITIGATION

None.

Schedule 5.11 - 1
Litigation

SCHEDULE 5.15

SUBSIDIARIES

* Denotes Material Subsidiary under the Credit Agreement
** Denotes Borrower

Name
56th and Lone Mountain, L.L.C.
66 WINDWARD COVE ACQUISITION COMPANY, LLC
America's Mortgage Cooperative, LLC
Andrea's Court, LLC
Anthem Arizona L.L.C.
Anthem Community Council, Inc. (NV)
Anthem Country Club, Inc.
BATCHELLORS FOREST, LLC
BAY VISTA AT MEADOW PARK, L.P.
BC STAFFORD, LLC
BENICIA CS DEVELOPERS, LLC
Centerline Georgia Investor III LLC
CENTEX CONSTRUCTION OF NEW MEXICO, LLC
CENTEX CROWN HOLDING, LLC
CENTEX DEVELOPMENT COMPANY, L.P.
CENTEX FINANCIAL SERVICES, LLC
CENTEX HOMES*
CENTEX HOMES CROWN LLC
CENTEX HOMES OF CALIFORNIA, LLC
CENTEX HOMES REALTY COMPANY
CENTEX HOMES WESTSIDE URBAN RENEWAL I, LLC
CENTEX HOMES WESTSIDE URBAN RENEWAL II, LLC
CENTEX HOMES, INC.
CENTEX HOMES, LLC
CENTEX HOSPITALITY GROUP, LLC
CENTEX INTERNATIONAL II, LLC*
CENTEX LLC*
CENTEX MORTGAGE, TITLE AND INSURANCE GROUP, LLC
CENTEX MULTI-FAMILY COMMUNITIES, LLC
CENTEX MULTI-FAMILY COMPANY
CENTEX MULTI-FAMILY INVESTMENTS, L.P.
CENTEX MULTI-FAMILY ST. PETE HOLDING COMPANY, L.L.C.
CENTEX REAL ESTATE CONSTRUCTION COMPANY
CENTEX REAL ESTATE CORPORATION*
CENTEX REALTY, INC.
CENTEX SERVICE COMPANY, LLC

Schedule 5.15 - 1
Subsidiaries

CENTEX TITLE & ANCILLARY SERVICES, LLC
CENTEX/TAYLOR, LLC
Chandler DJ Basin, LLC
Chandler Natural Resources Corporation
CL OCEAN VILLAS, LLC
CLAREMONT HILLS LLC
COMMERCE LAND TITLE AGENCY, LLC
Conestoga Golf Club LLC
Contractors Insurance Company of North America, Inc., a Risk Retention Group
Corkscrew Lakes, LLC
Corte Bella Country Club Association, Inc.
Corte Bella Golf Club, LLC
CREEKSIDE AT MEADOW PARK, L.P.
CREEKSIDE II DEVELOPMENT, LLC
CTX MORTGAGE COMPANY, LLC
Dean Realty Company
Del E. Webb Development Co., L.P.
Del E. Webb Land Conservancy
Del Webb Building Products LLC
Del Webb California Corp.
Del Webb Communities of Illinois, Inc.
Del Webb Communities, Inc.*
Del Webb Community Management Co.
Del Webb Construction Services Co.
Del Webb Corporation*
Del Webb Home Construction, Inc.
Del Webb Homes, Inc.
Del Webb Limited Holding Co.
Del Webb Southwest Co.
Del Webb Texas Limited Partnership
Del Webb's Coventry Homes Construction Co.
Del Webb's Coventry Homes of Nevada, Inc.
Del Webb's Coventry Homes, Inc.*
Del Webb's Spruce Creek Communities, Inc.
Desarrolladores Urbanos (Canovanas), LLC
DiVosta Building, LLC
DiVosta Homes Holdings, LLC
DiVosta Homes, L.P.*
DR Super Block 1 South, LLC
DW Homebuilding Co.
EAST FRANKLIN IMPLEMENTATION GROUP, LLC
Edinburgh Realty Corporation
EUREKA ESCONDIDO, LLC
Evergreen-Hunt & Merrill Ranch, L.L.C.
FAIR CHASE DEVELOPMENT LLC

Schedule 5.15 - 2
Subsidiaries

Florida Building Products, LLC
Fort Lincoln-Pulte Limited Liability Company
FRCS LLC
GI Development Business Trust
Grand/Sakwa Orchards of Lyon, LLC
Grayhaven Estates Limited, L.L.C.
Great Island Community, LLC
H.D. Whispering Creek, L.L.C.
Hilltop Farms Development, LLC
Homeland CC, LLC
Homeland PG, LLC
HTPD, LLC
HydroSource Acquisitions, Inc.
INDEPENDENT GENERAL AGENCY, INC.
Jersey Meadows LLC
JNN Properties LLC
Kyle Acquisition Group, LLC
LANSDOWNE COMMUNITY DEVELOPMENT LLC
LCD COMMUNICATIONS LLC
LENNAR CENTEX DEL RIO PARTNERS, LLC
LMC HOLDING COMPANY, LLC
MARINA COMMUNITY PARTNERS, LLC
Marquette Title Insurance Company
Mayaguez Partners, LLC
MCS Mountain Road, LLC
MEADOWBROOK DEVELOPMENT COMPANY, LLC
Nomas LLC*
North American Builders Indemnity Company
North Valley Enterprises, LLC
NOVATO COMMUNITY PARTNERS, LLC
OPENBAND AT LANSDOWNE L.L.C.
PC/BRE Springfield L.L.C.
PC/BRE Venture L.L.C.
PC/BRE Whitney Oaks L.L.C.
PCD Realty LLC
PCIC Insurance Agency, Inc.
PG&M Orlando, LLC
PGP TITLE OF FLORIDA, INC.
PGP TITLE, INC.
PGP TITLE, LLC
PH 19 Corporation*
PH 32 Corporation
PH 33 Corporation
PH 34 Corporation
PH 35 Corporation
PH 36 Corporation

Schedule 5.15 - 3
Subsidiaries

PH 37 Corporation
PH 43 LLC*
PH 50 LLC
PH 51 LLC
PH 52 LLC
PH 53 LLC
PH 54 LLC
PH 55 LLC
PH 57, Limited Partnership
PH Relocation Services LLC
PH Trust I
PH Trust II
PH1 Corporation*
PH10 Corporation
PH11 Corporation
PH16, L.P.
PH17, L.P.
PH3 Corporation
PH4 Corporation
PH8 Corporation
PH9 Corporation
PHC Title Corporation
PHNE Business Trust
PHT Building Materials Limited Partnership
PHT Operating Company LLC
PL Roseville, LLC
PN II, Inc.*
PN III, LLC
Potomac Yard Development LLC
Potomac Yard Development Sole Member LLC
PREMIER LAND TITLE INSURANCE COMPANY
Preserve I, Inc.
Preserve II, Inc.*
Pulte Arizona Services, Inc.
Pulte Aviation I LLC
Pulte Braintree LLC
Pulte Building Products LLC
Pulte Building Services LLC
Pulte Building Systems Holding Company, L.L.C.
Pulte Building Systems, L.L.C. (AZ)
Pulte Building Systems, L.L.C. (NV)
Pulte Communities NJ, Limited Partnership
Pulte Development Corporation*
Pulte Development New Mexico, Inc.
Pulte Diversified Companies, Inc.
Pulte Financial Companies, Inc.

Schedule 5.15 - 4
Subsidiaries

Pulte Financial Services LLC
Pulte Georgia Holdings LLC
Pulte Home Corporation*
Pulte Home Corporation of The Delaware Valley
Pulte Home Sciences LLC
Pulte Homes of Greater Kansas City, Inc.
Pulte Homes of Indiana, LLC*
Pulte Homes of Michigan LLC
Pulte Homes of Minnesota LLC*
Pulte Homes of New England LLC*
Pulte Homes of New Mexico, Inc.
Pulte Homes of New York LLC
Pulte Homes of NJ, Limited Partnership*
Pulte Homes of Ohio LLC
Pulte Homes of PA, Limited Partnership
Pulte Homes of South Carolina, Inc.
PULTE HOMES OF ST. LOUIS, LLC
Pulte Homes of Texas, L.P.*
Pulte Homes Tennessee Limited Partnership*
Pulte Interiors, LLC
Pulte International Building Corporation
Pulte International Caribbean Corp.
Pulte International Caribbean II, Limited Partnership
Pulte International Corporation
Pulte Land Company, LLC*
Pulte Mortgage LLC
Pulte Nevada I LLC
Pulte Payroll Corporation
Pulte Purchasing Corporation
Pulte RC, LLC
Pulte Realty Holdings, Inc.*
Pulte Realty Limited Partnership*
Pulte Realty of Connecticut, Inc.
Pulte Realty of New York, Inc.
Pulte Realty of South Jersey, Inc.
Pulte Realty, Inc.
Pulte Services Corporation
Pulte SRL Holdings LLC
Pulte Texas Holdings LLC*
Pulte Title Agency of Ohio, Limited Liability Company
Pulte Urban Renewal, LLC
Pulte.com, Inc.
Pulte/BP Murrieta Hills, LLC
PulteGroup, Inc.**
Radnor Homes, Inc.
Rancho Diamante Investments, LLC

Schedule 5.15 - 5
Subsidiaries

RCC Augusta, LLC
RCC Brookside Epic, LLC
Related Capital Oak Hill Partners LLC
Related Gordon Armstrong Associates LLC
Related Hollywood/Shawnee Associates LLC
RIVERPARK LEGACY, LLC
RIVERWOOD GOLF CLUB, LLC
RN Acquisition 2 Corp.*
Shiloh Farm Investments, LLC
Shorepointe Village Homes, L.L.C.
Sierra Canyon Association
South Natick Hills, LLC
SOUTHPORT DEVELOPMENT LLC
Stetson Venture II, LLC
Stone Creek Golf Club LLC
Sun City Georgetown Community Association, Inc.
Sun City Grand Community Association, Inc.
Sun City Hilton Head Community Association, Inc.
Sun City Title Agency Co.
Sun State Insulation Co., Inc.
Tallmadge Woods STP Associates LLC
Terravita Home Construction Co.
THE JONES COMPANY BUILDING SERVICES, LLC
Title Plant Corporation
Umerley Manor Oaks LLC
Upper Gwynedd Development, Limited Partnership
WEST HYATTSVILLE METRO DEVELOPMENT LLC
WESTLAND ACRES DEVELOPMENT, L.L.C.
WH ON YOUR LOT, LLC
Wil Corporation
Williams' Fields at Perry Hall, L.L.C.
WINDEMERE BLC LAND COMPANY LLC
WOODFIELD COMMUNITY, LLC

Schedule 5.15 - 6
Subsidiaries

SCHEDULE 5.21

INVESTMENTS

None.

Schedule 5.21 - 1
Investments

SCHEDULE 5.25

LABOR CONTRACTS AND DISPUTES

None.

Schedule 5.25
Labor Contracts and Disputes

SCHEDULE 10.02
ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES

BORROWER:

PulteGroup, Inc.
3350 Peachtree Road NE, Suite 150
Atlanta, GA 30326
Attention: Bryce Langen
Telephone: (404) 464-9047
Facsimile: (404) 978-6773
Electronic Mail: Bryce.Langen@pultegroup.com; treasury@pultegroup.com
Taxpayer Identification Number: 38-2766606
Websites (see Section 6.01):

•	http://pultegroupinc.com/investors/financial-information/sec-filings

•	http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000822416

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
One Independence Center
101 N. Tryon St.
Mail Code: NC1-001-05-46
Charlotte, NC 28255-0001
Attention: David Sanctis
Telephone: (980) 387-2466
Facsimile: (704) 409-0026
Electronic Mail: David.Sanctis@baml.com
Account No.: 1366212250600
Ref: PulteGroup Inc.
ABA# 026009593

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
222 Broadway, 14th Floor
Mail Code: NY3-222-14-03
New York, NY 10038
Attention: Paley Chen
Telephone: (646) 556-0753
Facsimile: (212) 548-8944
Electronic Mail: Paley.Chen@baml.com

Schedule 10.02 - 1
Administrative Agent’s Office; Certain Addresses for Notices

L/C ISSUERS:

Bank of America, N.A.
Trade Operations
1000 W. Temple St., 7th Floor
Mail Code: CA9-705-07-05
Los Angeles, CA 90012
Attention: Standby Letters of Credit – Eunson Bae
Telephone: (213) 417-9467
Facsimile: (888) 277-5577
Electronic Mail: los_angeles_Standby_LC@bankofamerica.com

JPMorgan Chase Bank, N.A.
10420 Highland Manor Drive, Floor 4
Tampa, FL 33610
Attention: James Alonzo
Telephone: (813) 432-6339
Facsimile: (201) 244-3885
Electronic Mail: James.Alonzo@jpmchase.com

BNP Paribas
525 Washington Blvd.
New Jersey, NJ 07310
Attention: Denesh Goolab
Telephone: (514) 285-6043
Facsimile: (201) 616-7909
Electronic Mail: NYLS.Support@us.bnpparibas.com

Citibank, N.A.
1615 Brett Road Building III
New Castle, DE 1972
Attention: Arunachalam Bhuvanesh
Telephone: (201) 472-4414
Facsimile: (212) 994-0847
Electronic Mail: GlOriginationOps@citi.com

Fifth Third Bank
5050 Kingsley Drive
Mail Code: 1MOCBR
Cincinnati, OH 45227
Attention: Jennifer Noe
Telephone: (513) 358-5229
Facsimile: (513) 534-5950
Electronic Mail: Jennifer.Noe@53.com

PNC Bank, National Association
500 First Ave
Mail Code: P7-PFSC-04-V
Pittsburgh, PA 15219

Schedule 10.02 - 2
Administrative Agent’s Office; Certain Addresses for Notices

Attention: Anthony Sisco
Telephone: (412) 762-3546
Facsimile: (412) 705-2124
Electronic Mail: Anthony.Sisco@pnc.com

The Royal Bank of Scotland plc
4246 South Riverboat Road
Taylorsville, UT 84123
Attention: Thayne Turley
Telephone: (801) 312-6431
Facsimile: (203) 873-5019
Electronic Mail: GBMUSOCLendingOperations@rbs.com

SunTrust Bank, N.A.
245 Peachtree Center Avenue
Suite/Mail Code: GA-ATL-3707
Atlanta, GA 30303
Attention: Aimee Maier
Telephone: (404) 532-0947
Facsimile: (404) 588-8129
Electronic Mail: Aimee.Maier@suntrust.com

TD Bank, N.A.
6000 Atrium Way
Mt. Laurel, NJ 08054
Attention: Commercial Loan Servicing/Investor Processing
Telephone: (856) 533-4885 (Primary) (856) 533-6616 (Secondary)
Facsimile: (856) 533-7128
Electronic Mail: investorprocessing@yesbank.com

Wells Fargo Bank, National Association
2030 Main Street, Suite 800
Irvine, CA 92614
Attention: Stacy Novak
Telephone: (949) 251-9728
Facsimile: (949) 851-9728
Electronic Mail: Novacks@wellsfargo.com

SWING LINE LENDER:
Bank of America, N.A.
One Independence Center
101 N. Tryon St.
Mail Code: NC1-001-05-46
Charlotte, NC 28255-0001
Attention: David Sanctis
Telephone: (980) 387-2466
Telecopier: (704) 409-0026
Electronic Mail: David.Sanctis@baml.com

Schedule 10.02 - 3
Administrative Agent’s Office; Certain Addresses for Notices

Schedule 10.02 - 4
Administrative Agent’s Office; Certain Addresses for Notices

EXHIBIT A
FORM OF COMMITTED LOAN NOTICE
Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of July 23, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among PulteGroup, Inc., a Michigan corporation (“Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
The undersigned hereby requests (select one):

A Borrowing of Committed Loans	A conversion or continuation of Loans
1.    On      (a Business Day).
2.    In the amount of $    .
3.    Comprised of         .
        [Type of Committed Loan requested]
4.    For Eurodollar Rate Loans: with an Interest Period of ____ months.
The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.
PULTEGROUP, INC.
By:
Name:
Title:

Exhibit A - 1
Form of Committed Loan Notice

EXHIBIT B
FORM OF SWING LINE LOAN NOTICE
Date: ___________, _____

To:	Bank of America, N.A., as Swing Line Lender Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of July 23, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among PulteGroup, Inc., a Michigan corporation (“Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
The undersigned hereby requests a Swing Line Loan:
1.    On      (a Business Day).
2.    In the amount of $    .
The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.
PULTEGROUP, INC.
By:
Name:
Title:

Exhibit B - 1
Form of Swing Line Loan Notice

EXHIBIT C

FORM OF NOTE

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby promises to pay to _____________________ or registered assigns ( “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by Lender to Borrower under that certain Credit Agreement, dated as of July 23, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender.
Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to Administrative Agent for the account of Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Exhibit C - 1
Form of Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
PULTEGROUP, INC.
By:
Name:
Title:

Exhibit C - 2
Form of Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibit C - 3
Form of Note

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date ________, _____

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement dated as of July 23, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among PulteGroup, Inc., a Michigan corporation (“Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _______________________ of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Administrative Agent on the behalf of Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the accounting period covered by such financial statements.
3.    A review of the activities of Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all its Obligations under the Credit Documents, and
[select one:]
[to the best knowledge of the undersigned, during such fiscal period Borrower performed and observed each covenant and condition of the Credit Documents applicable to it, and no Default has occurred and is continuing.]
--or--

Exhibit D - 1
Form of Compliance Certificate

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status and what action Borrower proposes to take with respect thereto:]
4.    The representations and warranties of Borrower contained in Article V of the Agreement, and any representations and warranties of any Credit Party that are contained in any document furnished at any time under or in connection with the Credit Documents, are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.01 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
5.    Attached hereto as Schedule 1 are calculations demonstrating compliance by the Credit Parties with the financial covenants contained in Section 6.02 of the Agreement.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________, _____.
PULTEGROUP, INC.
By:
Name:
Title:

Exhibit D - 2
Form of Compliance Certificate

For the Quarter/Year ended ___________________ (“Statement Date”)
SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	Section 6.02(a) – Debt to Capitalization Ratio.

A.	Indebtedness: $_______________

B.	50% of Qualified Subordinated Debt: $

C.	Unrestricted Cash in Excess of $25,000,000: $

D.	Capitalization: $

E.	Debt to Capitalization Ratio ((Line I.A. – (Line I.B. + Line I.C)) ÷ Line I.D): %

II.	Section 6.02(b) –Interest Coverage Ratio.

A.	Interest Coverage Ratio:

1.	EBITDA for four consecutive fiscal quarters ending on the Statement Date (the “Subject Period”): $

2.	Interest incurred during the Subject Period: $

3.	Interest income during the Subject Period: $

4.	Interest Coverage Ratio (Lines II.A.1 ÷ (Line II.A.2 – Line II.A.3)): _________ to 1.0

B.	Unrestricted Cash Ratio:

1.	Unrestricted Cash as of the Statement Date: $

2.	Interest incurred during the Subject Period: $

Exhibit D - 3
Form of Compliance Certificate

3.	Interest income during the Subject Period: $

4.	Unrestricted Cash Ratio (Line II.B.1 ÷ (Line II.B.2 – Line II.B.3)): _________ to 1.0

III.	Section 6.02(c) – Tangible Net Worth.

A.	Tangible Net Worth at Statement Date:

1.	Shareholders’ Equity or Net Worth of Borrower: $

2.	Intangibles: $

Exhibit D - 3
Form of Compliance Certificate

3.	Tangible Net Worth (Line III.A.1 – Line III.A.2): $

B.	70% of Tangible Net Worth on the Closing Date: $3,155,912,000

C.	50% of cumulative Net Income of Borrower and its Subsidiaries earned for each completed fiscal quarter subsequent to the Closing Date to the date of determination: $

D.	Minimum required Tangible Net Worth (Line III.B + Line III.C): $

Exhibit D - 4
Form of Compliance Certificate

EXHIBIT E-1
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.    Assignor[s]:    ______________________________
______________________________
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]: ______________________________
______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]
3.    Borrower(s):    PulteGroup, Inc., a Michigan corporation

4.	Administrative Agent: Bank of America, N.A., as Administrative Agent under the Credit Agreement

Exhibit E-1 - 1
Form of Assignment and Assumption

5.
Credit Agreement:    Credit Agreement, dated as of July 23, 2014, among PulteGroup, Inc., a Michigan corporation, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer, and Swing Line Lender

6.    Assigned Interest[s]:

Assignor[s]	Assignee[s]	Aggregate Amount of Commitments for all Lenders	Amount of Commitment Assigned	Percentage Assigned of Commitment	CUSIP Number

[7.    Trade Date:    __________________]
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S]
[NAME OF ASSIGNOR]

By: _____________________________

[NAME OF ASSIGNOR]

By: _____________________________
    Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By: _____________________________
    Title:

Exhibit E-1 - 2
Form of Assignment and Assumption

[NAME OF ASSIGNEE]

By: _____________________________
    Title:

Exhibit E-1 - 3
Form of Assignment and Assumption

[Consented to and] Accepted:
BANK OF AMERICA, N.A., as
Administrative Agent

By: _________________________________
Title:
[Consented to:]

By: _________________________________
Title:

Exhibit E-1 - 4
Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.
1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) and (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

Exhibit E-1 - 5
Form of Assignment and Assumption

Notwithstanding the foregoing, Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of ____________________ [confirm that choice of law provision parallels the Credit Agreement].

Exhibit E-1 - 6
Form of Assignment and Assumption

EXHIBIT E-2
FORM OF ADMINISTRATIVE QUESTIONNAIRE
[Attached.]

Exhibit E-2 - 1
Form of Administrative Questionnaire

1

ADMINISTRATIVE QUESTIONNAIRE – (US DOLLAR ONLY)

CONFIDENTIAL

1. Borrower or Deal Name: PulteGroup, Inc

E-mail this document with your commitment letter to:

E-mail address of recipient:

2. Legal Name of Lender of Record for Signature Page:

Markit Entity Identifier (MEI) #:

Fund Manager Name (if applicable):

Legal Address from Tax Document of Lender of Record:

Country:

Address:

City: State/Province: Postal Code:

3. Domestic Funding Address:

Street Address:

Suite/ Mail Code:

City: State:

Postal Code: Country:

4. Eurodollar Funding Address (*if different than #3*):

Street Address:

Suite/ Mail Code:

City: State:

Postal Code: Country:

5. Credit Contact Information:

Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution's compliance procedures and applicable laws, including Federal and State securities laws.

Primary Credit Contact:

First Name:

Middle Name:

Last Name:

Title:

Street Address:

Suite/Mail Code:

City:

State:

Postal Code:

Country:

Office Telephone #:

Office Facsimile #:

Work E-Mail Address:

SyndTrak E-Mail Address:

Secondary Credit Contact:

First Name:

Middle Name:

Last Name:

Title:

Street Address:

Suite/Mail Code:

City:

State:

Postal Code:

Country:

Office Telephone #:

Office Facsimile #:

Work E-Mail Address:

SyndTrak E-Mail Address:

Additional Syndtrak User Access:

Enter E-Mail Addresses of any respective contact who should have access to Syndtrak below.

SyndTrak E-Mail Addresses:

CONFIDENTIAL

REV April 2014

Bank of America

Exhibit E-2 - 2
Form of Administrative Questionnaire

2

ADMINISTRATIVE QUESTIONNAIRE – (US DOLLAR ONLY)

CONFIDENTIAL

Primary Operations Contact:

First: MI: Last:
Title:
Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:
Telephone: Facsimile:
E-Mail Address:
SyndTrak E-Mail Address:

Secondary Operations Contact:

First: MI: Last:
Title:
Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:
Telephone: Facsimile:
E-Mail Address:
SyndTrak E-Mail Address:

Does Secondary Operations Contact need copy of notices? **YES** ☐ **NO** ☐

Letter of Credit Contact:

First: MI: Last:
Title:
Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:
Telephone: Facsimile:
E-Mail Address:

Draft Documentation Contact or Legal Counsel:

First: MI: Last:
Title:
Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:
Telephone: Facsimile:
E-Mail Address:

6. Lender's Fed Wire Payment Instructions:

Pay to:

Bank Name:
ABA #:
City: State:
Account #:
Account Name:
Attention:

7. Lender's Standby Letter of Credit, Commercial Letter of Credit, and Bankers' Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:

Bank Name:
ABA #:
City: State:
Account #:
Account Name:
Attention:

Use Lender's Fed Wire Payment Instructions in Section #6 above? **YES** ☐ **NO** ☐

CONFIDENTIAL

REV April 2014

Exhibit E-2 - 3
Form of Administrative Questionnaire

Exhibit E-2 - 4
Form of Administrative Questionnaire

3
ADMINISTRATIVE QUESTIONNAIRE – (US DOLLAR ONLY)
CONFIDENTIAL

8. Lender's Organizational Structure and Tax Status

Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN): __ __-__ __ __ __ __ __ __

Tax Withholding Form Delivered to Bank of America (check applicable one):

W-9 ☐ **W-8BEN** ☐ **W-8ECI** ☐ **W-8EXP** ☐ **W-8IMY** ☐

Tax Contact:
First: MI: Last:
Title:
Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:
Telephone: Facsimile:
E-Mail Address:
SyndTrak E-Mail Address:

NON–U.S. LENDER INSTITUTIONS

1. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. **An original tax form must be submitted.**

2. Flow-Through Entities

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. **Original tax form(s) must be submitted**.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). **Please be advised that we require an original form W-9**.

CONFIDENTIAL

REV April 2014
Bank of America

Exhibit E-2 - 5
Form of Administrative Questionnaire

4
ADMINISTRATIVE QUESTIONNAIRE – (US DOLLAR ONLY)
CONFIDENTIAL

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

*Additional guidance and instructions as to where to submit this documentation can be found at this link:

Tax Form Tool Kit & Mailing Instructions

9. Bank of America's Payment Instructions:

Pay to: Bank of America, N.A.
ABA # 026009593
New York, NY
Account #: 1366212250600
Attn: Corporate Credit Services
Ref: PulteGroup

CONFIDENTIAL

REV April 2014
Bank of America

Exhibit E-2 - 6
Form of Administrative Questionnaire

Exhibit E-2 - 7
Form of Administrative Questionnaire

EXHIBIT F
FORM OF GUARANTY
Dated as of July 23, 2014

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to PULTEGROUP, INC., a Michigan corporation (“Borrower”), by BANK OF AMERICA, N.A., in its capacity as Administrative Agent under the Credit Agreement referenced herein (in such capacity and together with its successors and assigns as permitted under the Credit Agreement, “Administrative Agent”) and Lenders, as such term is defined in that certain Credit Agreement dated as of July 23, 2014 among Borrower, Administrative Agent, BANK OF AMERICA, N.A., in its capacity as Swing Line Lender and an L/C Issuer, such Lenders, JPMORGAN CHASE BANK, N.A., as Syndication Agent, and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, J.P. MORGAN SECURITIES LLC, RBS SECURITIES INC., and SUNTRUST ROBINSON HUMPHREY, INC., as Joint Lead Arrangers and Joint Bookrunners (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement;” capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement), the undersigned Subsidiaries of Borrower (each a “Guarantor” and collectively, “Guarantors”) hereby jointly and severally furnish their guaranty of the Guaranteed Obligations (as hereinafter defined) as follows:
1.    Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise, of Borrower to Administrative Agent, L/C Issuers, Swing Line Lender and/or Lenders (Administrative Agent, L/C Issuers, Swing Line Lender and Lenders are collectively referred to herein as “Secured Parties” and individually as a “Secured Party”), arising under the Credit Agreement, the other Credit Documents, and all instruments, agreements and other documents of every kind and nature now or hereafter executed in connection with the Credit Agreement and the other Credit Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by Administrative Agent in connection with the collection or enforcement thereof), and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Guarantor or Borrower under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against Borrower of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”); provided that the Guaranteed Obligations shall exclude any Excluded Swap Obligations (as hereinafter defined). Secured Parties’ books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and, absent manifest error, shall be binding upon each Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection,

Exhibit F - 1
Form of Guaranty

non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Anything contained herein to the contrary notwithstanding, the obligations of each Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law.
2.    No Setoff or Deductions; Taxes; Payments. Each Guarantor represents and warrants that it is organized and resident in the United States. Each Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless such Guarantor is compelled by law to make such deduction or withholding. If any such obligation (other than one arising with respect to taxes based on or measured by the income or profits of the respective Secured Parties) is imposed upon any Guarantor with respect to any amount payable by it hereunder, such Guarantor will pay to Administrative Agent (for the benefit of Secured Parties), on the date on which such amount is due and payable hereunder, such additional amount in U.S. dollars as shall be necessary to enable Administrative Agent (on behalf of Secured Parties) to receive the same net amount which Administrative Agent would have received on such due date had no such obligation been imposed upon such Guarantor. Each Guarantor will deliver promptly to Administrative Agent (for the benefit of Secured Parties) certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Guarantor hereunder. The obligations of each Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.
3.    Rights of Secured Parties. Each Guarantor consents and agrees that Administrative Agent (for the benefit of Secured Parties) and/or Secured Parties (as applicable) may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as Secured Parties, in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.
4.    Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of Borrower; (b) any defense based on any claim that any Guarantor’s obligations exceed or are more burdensome than those of Borrower; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to require Administrative Agent or any other Secured Party to proceed against Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in Administrative Agent’s or any other Secured Party’s power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by Administrative Agent or any other Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability

Exhibit F - 2
Form of Guaranty

of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.
5.    Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not Borrower or any other person or entity is joined as a party.
6.    Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations (other than unasserted contingent claims for indemnification or expense reimbursement for which no claim has been asserted or demanded) and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and any commitments of Secured Parties or facilities provided by Secured Parties with respect to the Guaranteed Obligations are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of Secured Parties and shall forthwith be paid to Administrative Agent (for the benefit of Secured Parties) to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.
7.    Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations (other than unasserted contingent claims for indemnification or expense reimbursement for which no claim has been asserted or demanded) and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and any commitments of Secured Parties or facilities provided by Secured Parties with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of Borrower or any Guarantor is made, or any Secured Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not Administrative Agent (for the benefit of Secured Parties) is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of Guarantors under this paragraph shall survive termination of this Guaranty.
8.    Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of Borrower or any other Guarantor owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of Borrower to such Guarantor as subrogee of any Secured Party or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations. If Administrative Agent (for the benefit of Secured Parties) so requests, any such obligation or indebtedness of Borrower or any other Guarantor to any Guarantor shall be enforced and performance received by such Guarantor as trustee for Administrative Agent (for the benefit of Secured Parties) and the proceeds thereof shall be paid over to Administrative Agent (for the benefit of Secured Parties) on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty.

Exhibit F - 3
Form of Guaranty

9.    Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Guarantor or Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by Guarantors immediately upon demand by Administrative Agent.
10.    Expenses. Guarantors shall pay on demand all documented out-of-pocket expenses (including attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) in any way relating to the enforcement or protection of Administrative Agent’s or any other Secured Party’s rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of Secured Parties in any proceeding any Debtor Relief Laws. The obligations of Guarantors under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.
11.    Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by Administrative Agent (for the benefit of Secured Parties) and Guarantors. No failure by Administrative Agent to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by Administrative Agent (for the benefit of Secured Parties) and Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by Guarantors for the benefit of any Secured Party or any term or provision thereof.
12.    Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrower and any other guarantor such information concerning the financial condition, business and operations of Borrower and any such other guarantor as such Guarantor requires, and that Secured Parties have no duty, and Guarantors are not relying on any Secured Party at any time, to disclose to Guarantors any information relating to the business, operations or financial condition of Borrower or any other guarantor (the guarantor waiving any duty on the part of any Secured Party to disclose such information and any defense relating to the failure to provide the same).
13.    Setoff. If and to the extent any payment is not made when due hereunder, each Secured Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty to such Secured Party or their respective Affiliates, irrespective of whether or not such Secured Party or Affiliate shall have made any demand under this Guaranty and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch, office or Affiliate of such Secured Party different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; in accordance with the terms of Section 10.08 of the Credit Agreement. The rights of each Secured Party and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Secured Party or their respective Affiliates may have. Each Secured Party agrees to notify Borrower and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Exhibit F - 4
Form of Guaranty

14.    Representations and Warranties. Each Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (c) the making and performance of this Guaranty does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect. By execution hereof, each Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Credit Documents are applicable to such Guarantor and shall be imposed upon such Guarantor, and such Guarantor reaffirms that each such representation and warranty is true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition. Moreover, each Guarantor acknowledges and agrees that this Guaranty is subject to the setoff provisions of the Credit Documents in favor of the Credit Parties. In the event the Credit Agreement or any other Credit Document shall cease to remain in effect for any reason whatsoever during any period when any part of the Guaranteed Obligations remains unpaid, the terms, covenants, and agreements of the Credit Agreement or such other Credit Document incorporated herein by reference shall nevertheless continue in full force and effect as obligations of such Guarantor under this Guaranty.
15.    Indemnification and Survival. Without limitation on any other obligations of Guarantors or remedies of Administrative Agent (for the benefit of Secured Parties) under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless Secured Parties from and against, and shall pay on demand, any and all damages, losses, liabilities and related documented expenses (including attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) that may be suffered or incurred by Secured Parties in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms. The obligations of each Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.
16.    New Guarantors. Additional Persons (each such Person being referred to herein as a “New Guarantor”) may, from time to time, become party hereto (and thereby become a Guarantor) pursuant to the terms and conditions set forth in Section 6.12 of the Credit Agreement by executing a Supplemental Guaranty in the form of Exhibit A attached hereto. Each such New Guarantor hereby acknowledges, agrees and confirms that, by its execution of such Supplemental Guaranty, such New Guarantor will be deemed to be a Credit Party under the Credit Agreement and a Guarantor for all purposes of the Credit Agreement and shall have all of the obligations of Guarantors hereunder as if it had executed this Guaranty as of the Closing Date.

17.    Governing Law; Assignment; Jurisdiction; Notices. This Guaranty shall be governed by, and construed in accordance with, the internal laws of the State of New York. This Guaranty shall (a) bind each Guarantor and its successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of Administrative Agent (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of Secured Parties and their successors and assigns and any Secured Party may, without notice to any Guarantor and without affecting any Guarantor’s obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part. Each Guarantor hereby irrevocably (i) submits to the exclusive jurisdiction of any United

Exhibit F - 5
Form of Guaranty

States Federal or State court sitting in New York, New York in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by any Secured Party in connection with such action or proceeding shall be binding on each Guarantor if sent to such Guarantor by registered or certified mail at its address specified below or such other address as from time to time notified by such Guarantor. Each Guarantor agrees that any Secured Party may disclose to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Guaranteed Obligations any and all information in such Secured Party’s possession concerning any Guarantor, this Guaranty and any security for this Guaranty. All notices and other communications to any Guarantor under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to such Guarantor at its address set forth below or at such other address in the United States as may be specified by such Guarantor in a written notice delivered to Administrative Agent at such office as Administrative Agent may designate for such purpose from time to time in a written notice to Guarantors.
18.    WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, EACH GUARANTOR AND EACH SECURED PARTY EACH IRREVOCABLY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE GUARANTEED OBLIGATIONS. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
19.    Keepwell. At the time the Guaranteed Obligations of any Specified Credit Party become effective with respect to any Swap Obligation, each Credit Party that is a Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Credit Party with respect to such Swap Obligation as may be needed by such Specified Credit Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Credit Party for all purposes of the Commodity Exchange Act.

20.    Definitions. As used herein, the following terms shall have the respective meanings as follows:
(a)     “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

(b)    “Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof)

Exhibit F - 6
Form of Guaranty

by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 19 hereof and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

(c)    “Qualified ECP Guarantor” means, at any time, each Credit Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

(d)    “Specified Credit Party” means any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 19 hereof).

(e)    “Swap Obligation” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

Exhibit F - 7
Form of Guaranty

Executed as of the date first written above.

Guarantors:
Centex Construction of New Mexico, LLC
Centex Homes Realty Company
Centex Hospitality Group, LLC
Centex International II, LLC
Centex LLC
Centex Real Estate Construction Company
Centex Real Estate Corporation
Del Webb California Corp.
Del Webb Communities, Inc.
Del Webb Communities of Illinois, Inc.
Del Webb Corporation
Del Webb's Coventry Homes, Inc.
Del Webb Home Construction, Inc.
Del Webb's Spruce Creek Communities, Inc.
DiVosta Building, LLC
DiVosta Homes Holdings, LLC
LMC Holding Company, LLC
Nomas LLC
PH 19 Corporation
PH 43 LLC
PH 55 LLC
PH1 Corporation
PN II, Inc.
Potomac Yard Development LLC
Preserve I, Inc.
Preserve II, Inc.

Pulte Arizona Services, Inc.
Pulte Aviation I LLC
Pulte Development Corporation
Pulte Development New Mexico, Inc.
Pulte Home Corporation
Pulte Home Corporation of The Delaware Valley
Pulte Homes of Greater Kansas City, Inc.
Pulte Homes of Michigan LLC
Pulte Homes of Minnesota LLC
Pulte Homes of New England LLC
Pulte Homes of New Mexico, Inc.
Pulte Homes of New York LLC
Pulte Homes of Ohio LLC
Pulte Homes of St. Louis, LLC
Pulte Land Company, LLC
Pulte Nevada I LLC
Pulte Payroll Corporation
Pulte Purchasing Corporation
Pulte RC, LLC
Pulte Realty Holdings, Inc.
Pulte Texas Holdings, LLC
Pulte/BP Murrieta Hills, LLC
Radnor Homes, Inc.
RN Acquisition 2 Corp.
Stone Creek Golf Club LLC
Terravita Home Construction Co.
The Jones Company Building Services, LLC

By: Bruce E. Robinson Title: Vice President and Treasurer	By: Bruce E. Robinson Title: Vice President and Treasurer

[continued on following page]

Exhibit F - 8
Form of Guaranty

Centex Development Company, L.P. By: Centex Homes Its: General Partner By: Centex Real Estate Corporation Its: Managing Partner By: Bruce E. Robinson Title: Vice President and Treasurer	Centex Homes By: Centex Real Estate Corporation Its: Managing Partner By: Bruce E. Robinson Title: Vice President and Treasurer
Del Webb Texas Limited Partnership By: Del Webb Southwest Co. Its: General Partner By: Bruce E. Robinson Title: Vice President and Treasurer	DiVosta Homes, L.P. By: DiVosta Homes Holdings, LLC Its: General Partner By: Bruce E. Robinson Title: Vice President and Treasurer
GI Development Business Trust By: PHNE Business Trust Its: Trustee By: Pulte Home Corporation Its: Trustee By: Bruce E. Robinson Title: Vice President and Treasurer	PHNE Business Trust By: Pulte Home Corporation Its: Trustee By: Bruce E. Robinson Title: Vice President and Treasurer
Pulte Homes of NJ, Limited Partnership By: Pulte Home Corporation of The Delaware Valley Its: General Partner By: Bruce E. Robinson Title: Vice President and Treasurer	Pulte Homes of PA, Limited Partnership By: PH 50 LLC Its: General Partner By: Stephen Schlageter Title: Manager
[continues on following page]

Exhibit F - 9
Form of Guaranty

Pulte Homes of Texas, L.P. By: Pulte Nevada I LLC Its: General Partner By: Bruce E. Robinson Title: Vice President and Treasurer	Pulte Homes Tennessee Limited Partnership By: Radnor Homes, Inc. Its: General Partner By: Bruce E. Robinson Title: Vice President and Treasurer
Pulte Realty Limited Partnership By: PH 55 LLC Its: General Partner By: Bruce E. Robinson Title: Vice President and Treasurer	Pulte Homes of Indiana, LLC By: Steven M. Cook Title: Manager

PH Relocation Services LLC

By:     Bruce E. Robinson
Title:    Manager

Exhibit F - 10
Form of Guaranty

EXHIBIT A
FORM OF SUPPLEMENTAL GUARANTY
[Date]
Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is hereby made to (a) that certain Credit Agreement dated as of July 23, 2014 among PULTEGROUP, INC., a Michigan corporation, BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, Lenders party thereto, JPMORGAN CHASE BANK, N.A., as Syndication Agent, and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, J.P. MORGAN SECURITIES LLC, RBS SECURITIES INC., and SUNTRUST ROBINSON HUMPHREY, INC., as Joint Lead Arrangers and Joint Bookrunners (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and (b) that certain Guaranty, dated as of even date with the Credit Agreement, executed and delivered by each Guarantor party thereto in favor of Secured Parties (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Guaranty).

In accordance with Section 6.12 of the Credit Agreement and Section 16 of the Guaranty, the undersigned, [GUARANTOR], a [corporation/limited partnership/limited liability company] organized under the laws of [_______], hereby acknowledges, agrees and confirms that, by its execution hereof, the undersigned will be deemed to be a Credit Party under the Credit Agreement and a Guarantor for all purposes of the Credit Agreement and shall have all of the obligations of Guarantors under the Guaranty as if it had executed the Guaranty as of the Closing Date (as such term is defined in the Credit Agreement). Further, the undersigned hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Guaranty and in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Credit Parties set forth in the Credit Agreement, (b) all of the affirmative and negative covenants of the Credit Parties set forth in the Credit Agreement and (c) all of the guaranty obligations set forth in the Guaranty. The obligations of the undersigned under the Guaranty and under the Credit Agreement will be joint and several with each other Person qualifying as a Guarantor under the Guaranty.

This Supplemental Guaranty shall be governed by, and construed in accordance with, the internal laws of the State of New York.

Exhibit F - 11
Form of Guaranty

In witness whereof, this Supplemental Guaranty has been duly executed by the undersigned as of the date first written above.

[NAME OF NEW GUARANTOR]

By:
Name:
Title:

Exhibit F - 12
Form of Guaranty

EXHIBIT G
OPINION MATTERS
The matters contained in the following Sections of the Credit Agreement should be covered by the legal opinion:

•	Section 5.03

•	Section 5.04

•	Section 5.05

•	Section 5.06

•	Section 5.07

•	Section 5.11

•	Section 5.17(b)

Exhibit G - 1
Opinion Matters

EXHIBIT H-1
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of July 23, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PulteGroup, Inc., a Michigan corporation (“Borrower”), Bank of America, N.A., as Administrative Agent for the Lenders, and each Lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By:

Name:

Title:
Date: ________ __, 20[ ]

Exhibit H-1 - 1
U.S. Tax Compliance Certificate

EXHIBIT H-2
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of July 23, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PulteGroup, Inc., a Michigan corporation (“Borrower”), Bank of America, N.A., as Administrative Agent for the Lenders, and each Lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non‑U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By:

Name:

Title:
Date: ________ __, 20[ ]

Exhibit H-2 - 1
U.S. Tax Compliance Certificate

EXHIBIT H-3
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of July 23, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PulteGroup, Inc., a Michigan corporation (“Borrower”), Bank of America, N.A., as Administrative Agent for the Lenders, and each Lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By:

Name:

Title:
Date: ________ __, 20[ ]

Exhibit H-3 - 1
U.S. Tax Compliance Certificate

EXHIBIT H-4
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of July 23, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PulteGroup, Inc., a Michigan corporation (“Borrower”), Bank of America, N.A., as Administrative Agent for the Lenders, and each Lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Administrative Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By:

Name:

Title:
Date: ________ __, 20[ ]

Exhibit H - 4 - 1
U.S. Tax Compliance Certificate